UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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UMH Properties, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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UMH PROPERTIES, INC.

Juniper Business Plaza, 3499 Route 9 North, Suite 3-C

Freehold, New Jersey 07728

NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS

June 1, 2022

Notice is hereby given that the Annual Meeting of Shareholders (the “Annual Meeting”) of UMH Properties, Inc., a Maryland corporation (the “Company”), will be held on Wednesday, June 1, 2022, at 4:00 p.m., Eastern Time, at the offices of the Company at Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, New Jersey 07728, to consider and vote on the following matters, each as more fully described in the accompanying proxy statement:

1. The election of four Class I directors, each to hold office until the Company’s annual meeting of shareholders in 2025 and until their respective successors are duly elected and qualified;

2. The ratification of the appointment of PKF O’Connor Davies, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022; and

3. Such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors of the Company has fixed the close of business on March 11, 2022, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.

EVEN IF YOU PLAN TO BE PRESENT IN PERSON, YOU SHOULD AUTHORIZE A PROXY TO VOTE YOUR SHARES PRIOR TO THE MEETING USING THE METHODS DETAILED ON PAGE 7 OF THIS PROXY STATEMENT.

YOUR VOTE IS IMPORTANT. PLEASE VOTE.

BY ORDER OF THE BOARD OF DIRECTORS

CRAIG KOSTER
GENERAL COUNSEL AND SECRETARY
April 1, 2022

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UMH PROPERTIES, INC.

Juniper Business Plaza

3499 Route 9 North, Suite 3-C

Freehold, New Jersey 07728

PROXY STATEMENT

2022 ANNUAL MEETING OF SHAREHOLDERS

June 1, 2022

SOLICITATION OF PROXIES

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of UMH Properties, Inc., a Maryland corporation (the “Company”), of proxies to be voted at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held on Wednesday, June 1, 2022, at 4:00 p.m., Eastern Time, at the offices of the Company at Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, New Jersey 07728, and at any adjournments or postponements thereof, for the purposes listed in the preceding Notice of Annual Meeting of Shareholders (“Notice”).

This Proxy Statement and the accompanying Proxy Card are being distributed on or about April 1, 2022, to shareholders of record as of the close of business on Friday, March 11, 2022. Unless the context requires otherwise, references in this Proxy Statement to “UMH”, “we”, “our”, “us” and the “Company” refer to UMH Properties, Inc. and its consolidated subsidiaries. A copy of the Company’s 2021 Annual Report, including financial statements, is being mailed herewith, and is available on the Company’s website at www.umh.reit.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 1, 2022

Under rules adopted by the U.S. Securities and Exchange Commission (“SEC”), you are able to obtain proxy materials via the Internet, instead of being mailed printed copies of those materials. This will expedite shareholders’ receipt of proxy materials, lower the cost of the annual meeting, and help conserve natural resources. Please visit the website www.proxyvote.com to view electronic versions of proxy materials and the Company’s 2021 Annual Report, and to request electronic delivery of future proxy materials. Have your Proxy Card or Notice of Internet Availability in hand when you access the website and follow the instructions. You will need your 12-digit Control Number which is located on your Proxy Card or Notice of Internet Availability. Shareholders also may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

UMH CONTACT INFORMATION

The mailing address of our principal executive office is Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, New Jersey 07728, and our main telephone number is (732) 577-9997. We maintain an Internet website at www.umh.reit. Information at or connected to our website is not incorporated by reference into this Proxy Statement and is not and should not be considered part of this Proxy Statement.

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Annual Meeting Proposals

Proposal	Recommendation of the Board
1. Election of Directors	FOR each of the nominees

2. Ratification of Independent Registered Public Accounting Firm	FOR

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FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING

Why am I receiving this Proxy Statement?

You are receiving these materials because you owned shares of our Company’s common stock (hereinafter sometimes referred to herein as “Common Shares”) as a “registered” shareholder or you held Common Shares in “street name” at the close of business on March 11, 2022, the record date for the Annual Meeting, and that entitles you to vote at our Annual Meeting to be held at 4:00 p.m., local time, on Wednesday, June 1, 2022, at the offices of the Company at Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, New Jersey 07728, or any postponements or adjournments of such meeting, for the purposes set forth in the Notice of 2022 Annual Meeting of Shareholders. This Proxy Statement contains information related to the solicitation of proxies for use at the Annual Meeting.

Who is soliciting my proxy?

This solicitation of proxies is made by and on behalf of our Board of Directors. We will pay the costs of soliciting proxies, which will consist primarily of the cost of printing, postage and handling. In addition to soliciting proxies by mail, our officers, directors and other employees, without additional compensation, may solicit proxies personally or by other appropriate means. It is anticipated that banks, brokers, fiduciaries, custodians and nominees will forward proxy soliciting materials to their principals, and that we will reimburse these persons’ out-of-pocket expenses.

We have also retained MacKenzie Partners, Inc. a proxy solicitation firm, to assist in the distribution of proxy materials and the solicitation of proxies from brokerage firms, banks, broker-dealers, and other similar organizations representing beneficial owners of Common Shares for the Annual Meeting. We have agreed to pay MacKenzie Partners a fee of approximately $12,500, plus out-of-pocket expenses. You may contact MacKenzie Partners at (800) 322-2885.

What is the difference between a “registered” shareholder and a shareholder holding shares in “street name?”

If your Common Shares are registered directly in your name with American Stock Transfer & Trust Company, LLC (“AST”), our transfer agent, you are a “registered” shareholder. If you own Common Shares through a broker, bank, trust or other nominee rather than in your own name, you are the beneficial owner of the Common Shares, but considered to be holding the Common Shares in “street name.”

Who can attend the Annual Meeting?

All of our common shareholders of record as of the close of business on March 11, 2022, the record date for the Annual Meeting, or individuals holding their duly authorized proxies, may attend the Annual Meeting. You should be prepared to present photo identification for admittance. Appointing a proxy in response to this solicitation will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Please note that if you hold your common stock in “street name” (that is, through a broker, bank or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the close of business on March 11, 2022, the record date for the Annual Meeting, to gain admittance to the Annual Meeting.

Who may vote?

You may vote if you owned shares of our common stock at the close of business on March 11, 2022, which is the record date for the Annual Meeting. For each share of common stock you owed as of the record date, you are entitled to cast one vote for as many individuals as there are directors to be elected at the Annual Meeting and to cast one vote on each other matter presented at the Annual Meeting. Cumulative voting is not permitted in the election of directors.

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What is a quorum for the Annual Meeting?

As of the close of business on March 11, 2022, we had 52,108,495 shares of common stock outstanding. In order to conduct a meeting, shareholders entitled to cast a majority of the votes entitled to be cast at the Annual Meeting must be present in person or by proxy. No business may be conducted at the Annual Meeting if a quorum is not present. If you submit a properly executed Proxy Card or authorize a proxy by telephone or via the Internet, you will be considered part of the quorum. Abstentions and broker “non-votes” will be counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” results when a bank, broker or other nominee who holds shares for another person has not received voting instructions from the owner of the shares and, under the applicable rules, does not have discretionary authority to vote on a matter.

What am I voting on?

At the Annual Meeting, you may consider and vote on:

●	The election of four Class I directors, each to serve until the 2025 annual meeting of shareholders and until their respective successors are duly elected and qualified;

●	The ratification of the appointment of PKF O’Connor Davies, LLP as our independent registered public accounting firm for the year ending December 31, 2022; and

●	Any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

We are not aware of any other business, other than procedural matters relating to the Annual Meeting or the proposals listed above, that may properly be brought before the Annual Meeting. Once the business of the Annual Meeting is concluded, members of management will respond to questions raised by shareholders, as time permits.

What are the Board’s recommendations?

The Board recommends a vote:

FOR the election of each nominee named in this Proxy Statement for election as a Class I director (Proposal 1); and

FOR the ratification of the appointment of PKF O’Connor Davies, LLP as our independent registered public accounting firm for the year ending December 31, 2022 (Proposal 2).

Unless you give other instructions on your Proxy Card, the persons named as proxy holders on the Proxy Card will vote in accordance with the recommendations of the Board.

How many votes are needed to approve each of the proposals assuming that a quorum is present at the Annual Meeting?

Proposal 1: Election of Directors: The election of a director nominee must be approved by a plurality of the votes cast.

Proposal 2: Approval of the ratification of the appointment of PKF O’Connor Davies, LLP as our independent registered public accounting firm for the year ending December 31, 2022 requires the affirmative vote of a majority of the votes cast.

If you are a shareholder of record as of the record date for the Annual Meeting and you authorize a proxy (whether by Internet, telephone or mail) without specifying voting instructions on any matter to be considered at this Annual Meeting, the proxy holders will vote your shares according to the Board’s recommendation on that matter and in their discretion on any other matter that may properly come before the Annual Meeting.

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If you are a shareholder of record as of the record date for the Annual Meeting and you fail to authorize a proxy or attend the meeting and vote in person, assuming that a quorum is present at the Annual Meeting, it will have no effect on the result of the vote on any of the matters to be considered at the Annual Meeting.

If you hold your shares through a broker, bank or other nominee, under the rules of the New York Stock Exchange (“NYSE”), your broker or other nominee may not vote with respect to certain proposals unless you have provided voting instructions with respect to that proposal. As noted above, this is referred to as a broker “non-vote.” A broker non-vote is not considered a vote cast on a proposal and broker non-votes will have no effect on the vote on any of the matters to be considered at the Annual Meeting. If you hold your shares in a brokerage account, then, under NYSE rules and Maryland law, your broker is entitled to vote your shares on Proposal 2 (Ratification of Independent Registered Public Accounting Firm) if no instructions are received from you, but your broker is not entitled to vote on Proposal 1 (Election of Directors) without specific instructions from you.

How do I vote?

If you plan to attend the Annual Meeting and wish to vote in person, we will give you a ballot at the Annual Meeting. However, if your common stock is held in the name of your broker, bank or other nominee, and you want to vote in person, you will need to obtain a legal proxy from the institution that holds your common stock.

If your common stock is held of record in your name, there are three ways for you to authorize a proxy:

●	By Telephone or on the Internet – You can authorize a proxy by calling the toll-free telephone number on your Proxy Card or Notice of Internet Availability. Please have your Proxy Card or Notice of Internet Availability in hand when you call. Easy-to-follow voice prompts allow you to authorize a proxy to vote your shares and confirm that your instructions have been properly recorded. The website for Internet voting is www.proxyvote.com. Please have your Proxy Card or Notice of Internet Availability handy when you go online. As with telephone voting, you can confirm that your instructions have been properly recorded. Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day, and will close at 11:59 p.m., Eastern Time, on May 31, 2022. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. Therefore, the Company recommends that you follow the voting instructions in the materials you receive. If you vote by telephone or on the Internet, you do not have to return your Proxy Card.

●	By Mail – If you received your Annual Meeting materials by mail, you may complete, sign and date the Proxy Card and return it in the prepaid envelope. If you are a shareholder of record and you return your signed Proxy Card but do not indicate your voting preferences, the persons named in the Proxy Card will vote the shares represented by that proxy as recommended by the Board of Directors on each matter listed in this Proxy Statement and in their discretion on any other matter properly brought before the Annual Meeting.

●	In Person at the Annual Meeting – All shareholders of record may vote in person at the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. Even if you plan to attend the Annual Meeting, we request that you authorize a proxy in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you mail us your properly completed and signed Proxy Card or authorize a proxy to vote your shares by telephone or Internet, your votes will be cast according to the choices that you specify. Unless you indicate otherwise on your Proxy Card, the persons named as your proxies will cast your votes: FOR all of the nominees for election as directors named in this Proxy Statement; FOR the ratification of the appointment of PKF O’Connor Davies, LLP as our independent registered public accounting firm; and in their discretion on any additional matters properly brought before the Annual Meeting.

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If your common stock is held in the name of your broker, bank or other nominee, you should receive separate instructions from the holder of your common stock describing how to provide voting instructions.

Can I revoke my proxy?

Yes, if your common stock is held in your name, you can revoke your proxy by:

●	Filing written notice of revocation before our Annual Meeting with our Secretary at the address shown on the front of this Proxy Statement;

●	Signing a proxy bearing a later date; or

●	Voting in person at the Annual Meeting.

Attendance at the Annual Meeting will not, by itself, revoke a properly-executed proxy. If your common stock is held in the name of your broker, bank or other nominee, please follow the voting instructions provided by the holder of your common stock regarding how to revoke your instructions.

What if I return my proxy but abstain?

Abstentions are counted as present for determining a quorum. However, abstentions will have no effect on any of the items to be considered at the Annual Meeting.

Why did I receive more than one Notice, proxy card, voting instruction form and/or email?

You will receive more than one Notice of Availability, proxy card, voting instruction form or email, or any combination of these, if you hold your common stock in different ways (i.e., joint tenancy, trusts and custodial accounts) or in multiple accounts. You should provide voting instructions for all Notices of Availability proxy cards, voting instruction forms and email links you receive.

What is “householding” and how does it affect me?

If you and other residents at your mailing address who have the same last name own our common stock in street name, your broker or bank may have sent you a notice that your household will receive only one Annual Report to Shareholders (the “Annual Report”) and Proxy Statement. This practice of sending only one copy of proxy materials is known as “householding.” If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of each of our Notice of Availability or Annual Report, Notice of Meeting and Proxy Statement to your address. However, even if your broker has sent only one copy of these proxy materials, each stockholder in your household should receive a proxy card or should be able to vote individually via telephone or internet. You may revoke your consent to householding at any time by contacting your broker or bank, if you hold your shares in a “street name,” or by calling American Stock Transfer & Trust Company, LLC (“AST”) at (800) 937-5449 if you are a “registered” stockholder. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of our annual report or Proxy Statement, we will promptly send a separate copy of the Annual Report, the Proxy Statement or the Notice of Availability to you upon oral or written request. Such request can be made by contacting us at 3499 Route 9 North, Suite 3-C, Freehold, NJ 07728, attention: Secretary (telephone number: (732) 577-9997). Any shareholders sharing the same address and currently receiving multiple copies of the Annual Report and the Proxy Statement who wish to receive only one copy of these materials per household in the future may also contact your broker or bank or us to participate in the householding program.

What if I have questions about the Notice of Availability, voting or email delivery?

Questions regarding the Notice of Availability, voting or email delivery should be directed to our Secretary at UMH Properties, Inc., 3499 Route 9 North, Suite 3-C, Freehold, NJ 07728.

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PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s charter and bylaws provide for a classified board of directors comprised of Class I, II, and III directors. Four Class I directors will be elected at the Annual Meeting, to serve until the Company’s annual meeting of shareholders in 2025 and until their respective successors are duly elected and qualified. The four nominees for election as Class I directors are set forth below. Unless instructed otherwise, the proxy holders will vote all proxies received by them for the nominees listed below or, if any such nominee is unwilling or unable to serve, for any other nominee designated by the Company’s Board of Directors. As of the date of this Proxy Statement, the Company’s Board of Directors is not aware of any other individual who may properly be nominated for election as a Class I director at the Annual Meeting or of any nominee who is unable or unwilling to serve as director, if elected. The nominees listed below are currently each serving as a director of the Company and each has consented, if elected as a director, to serve until his or her term expires.

The Company’s Board of Directors currently consists of twelve directors, four of whom have terms expiring at the Annual Meeting and when their successors are duly elected and qualified.

INFORMATION REGARDING DIRECTOR NOMINEES

The following information concerning the principal occupation, other affiliations and business experience of each of the four Class I Director nominees during the last five years has been furnished to the Company by such nominee:

Nominee	Age	Present Position with the Company; Business Experience During Past Five Years; Other Directorships	Director Since

Amy Lynn Butewicz	38	Independent Director. Realtor of Keller Williams Princeton Real Estate (2016 to present); Council Member of the Millstone Township Agricultural Advisory Council (2020 to present); Council Member of the Millstone Township Open Space and Farmland Preservation Council (2019 to present); Co-Chair of the advisory board of the Rutgers University Equine Science Center (2017 to present); Supervising Infusion Pharmacist of IPPC Pharmacy (2009 – 2017). Dr. Butewicz’s extensive background in real estate development and sales as well as her experience working with local municipalities are the primary reasons, among others, why Dr. Butewicz serves on our Board.	2020

Michael P. Landy	60	Director. Retired with the sale of Monmouth Real Estate Investment Corporation in March 2022. President and Chief Executive Officer (2013 to 2022), Chief Operating Officer (2011 to 2013), Executive Vice President (2009 to 2010), Executive Vice President – Investments (2006 to 2009), Vice President – Investments (2001 to 2006) and Executive Director (2007 to present) of Monmouth Real Estate Investment Corporation; Member of New York University’s REIT Center Board of Advisors (2013 to present), Member of NAREIT’s Advisory Board of Governors (2018 to present). Mr. Landy’s extensive experience in real estate finance, investment, capital markets and operations management are the primary reasons, among others, why Mr. Landy serves on our Board.	2011

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William E. Mitchell	55	Independent Director. General Partner of Strategy Capital (2019 to present). General Partner of Mitchell Portfolio Management (2012 to 2019). Publisher of buy-side equity research monthly Spinoff & Reorg Profiles (2005 to 2014), for which Mr. Mitchell developed data mining software to evaluate SEC filings. Mr. Mitchell’s knowledge of investment analysis, cybersecurity and computer technology are the primary reasons, among others, why Mr. Mitchell serves on our Board.	2019

Kiernan Conway*	59	Director Nominee. Principal and Research Director for Red Shoe Economics, LLC (2020 to present). Chief Economist of the CCIM (Certified Commercial Investment Member) (2017 to present). Institute Instructor at Federal Financial Institutions Examination Council (FFIEC) (2008 to present). Director of Monmouth Real Estate Investment Corporation (2018 to 2022). Director of Research and Corporate Engagement of the Alabama Center for Real Estate (2017-2020). Senior Vice-President of Credit Risk Management for Sun Trust in Atlanta, GA (2014-2017). Prior affiliations with Federal Reserve in Atlanta, GA, South Trust Bank, Colliers International, Cushman and Wakefield, Equitable Real Estate, Wells Fargo Bank and Deloitte. Mr. Conway’s extensive experience as an economist with expertise in real estate, real estate finance and logistics are the primary reasons, among others, why Mr. Conway has been nominated to serve on our Board.	N/A

* Mr. Stephen B. Wolgin, a current Class I Director, has advised the Company that he will not be standing for reelection after his current term ends on June 1, 2022. To fill the resulting vacancy, the Board has nominated Mr. Kiernan Conway to stand for election as a Class I Director.

Vote Required:

At the Annual Meeting, the shareholders of the Company will be requested to elect four Class I Directors. A plurality of the votes cast in person or by proxy at the Annual Meeting, assuming a quorum is present, is required to elect a nominee.

Board Recommendation:

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU

VOTE “FOR” THE ELECTION OF THE FOUR NOMINEES NAMED ABOVE

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INFORMATION CONCERNING CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

Class II Directors with Terms Expiring in 2023

Director	Age	Present Position with the Company; Business Experience During Past Five Years; Other Directorships	Director Since

Jeffrey A. Carus	59	Independent Director. Founder and Managing Partner of JAC Partners, LLC (2009 to present); Founder and Managing Member of JAC Management, LLC (1998 to present); Principal of Advalurem Group (2012-2014); Prior affiliations with CW Capital and Credit Suisse. Mr. Carus’ extensive experience in real estate finance and investment is the primary reason, among others, why Mr. Carus serves on our Board.	2011

Matthew I. Hirsch	62	Presiding Independent Director. Attorney at Law (1985 to present) Law Office of Matthew I. Hirsch. Adjunct Professor of Law, Delaware Law School of Widener University (1993 to 2019); Director (2000 to 2022) of Monmouth Real Estate Investment Corporation. Mr. Hirsch’s experience with real estate transactions, legal issues relating to real estate and the real estate industry are the primary reasons, among others, why Mr. Hirsch serves on our Board.	2013

Angela D. Pruitt	50	Independent Director. Senior Executive at Sitrick and Company (2014 to present); Co-Chair of Communications at Junior League of Brooklyn (2017-2019), Media Consultant (2013-2014), Financial Journalist at Wall Street Journal/Dow Jones, (1997-2013). Ms. Pruitt’s experience with media relations strategies, crisis management and strategic communications are the primary reasons, among others, why Ms. Pruitt serves on our Board.	2021

Kenneth K. Quigley, Jr.	64	Independent Director. Attorney at Law; President of Curry College (1996 to present); Director of Randolph Bancorp (2013 to present); Director of Central Bancorp (2010 to 2011). Mr. Quigley’s management, governance, law, accounting, finance and REIT experience are the primary reasons, among others, why Mr. Quigley serves on our Board.	2016

Class III Directors with Terms Expiring in 2024

Director	Age	Present Position with the Company; Business Experience During Past Five Years; Other Directorships	Director Since

Anna T. Chew	63	Vice President and Chief Financial Officer (1995 to present), Chief Accounting Officer (1991 to present), Treasurer (2004 to present), Controller (1991 to 1995) and Director. Certified Public Accountant; Interim Chief Financial Officer (March 2012 to July 2012), Treasurer (2010 to 2013), Chief Financial Officer (1991 to 2010) and Director (1993 to 2004, and 2007 to 2017) of Monmouth Real Estate Investment Corporation. Ms. Chew’s extensive public accounting, finance and real estate industry experience are the primary reasons, among others, why Ms. Chew serves on our Board.	1995

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Eugene W. Landy	88	Founder (1968), Chairman of the Board (1985 to present), President and Chief Executive Officer (1968 to 1995), and Director. Attorney at Law; Founder, Chairman of the Board and Director (1968 to 2022), President and Chief Executive Officer (1968 to 2013) of Monmouth Real Estate Investment Corporation. As our founder and Chairman, Mr. Landy’s unparalleled experience in real estate investing is the primary reason, among others, why Mr. Landy serves on our Board.	1968

Samuel A. Landy	61	President and Chief Executive Officer (1995 to present), Vice President (1991-1995) and Director. Attorney at Law; Director (1989 to 2022) of Monmouth Real Estate Investment Corporation. Mr. Landy’s role as our President and Chief Executive Officer and his extensive experience in real estate investment, operations management and REIT leadership are the primary reasons, among others, why Mr. Landy serves on our Board.	1992

Stuart D. Levy	52	Independent Director. Vice President in the Real Estate Finance Group at Helaba-Landesbank Hessen-Thuringen (2006 to present). Mr. Levy’s extensive real estate background is the primary reason, among others, why Mr. Levy serves on our Board.	2011

Other Named Executive Officers of the Company

Officer	Age	Present Position with the Company; Business Experience During Past Five Years; Other Directorships	Director Since

Craig Koster	46	General Counsel and Secretary (2015 to present), In-house Counsel (2012 to 2014). Attorney at Law (2001 to present). Director of Neve Shalom (2019 – present).	N/A

Brett Taft	32	Vice President and Chief Operating Officer (January 2020 - present), Vice President (2016 to 2019), Vice President-Acquisitions and Property Integration (2013 to 2016). Vice Chair (2021 to present), Trustee (2017 to present) of CentraState Healthcare Foundation. Trustee of CentraState Healthcare System (2020-present).	N/A

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CORPORATE GOVERNANCE AND BOARD MATTERS

UMH Properties, Inc. was incorporated in 1968. We have a 54-year history of providing quality, affordable housing for our Nation’s workforce while creating value for our shareholders. We believe that good corporate governance and robust Environmental, Social and Corporate Governance (“ESG”) policies are essential elements of the Company’s successful history. The Company’s commitment to maintaining sound ESG practices is demonstrated in its Environmental, Social & Governance Report as well as its corporate governance guidelines and policies which can be found under the “ESG” and “Governance” tabs, respectively, of the Company’s investor website: www.umh.reit.

Substantial Insider Ownership

The aggregate stock ownership of Company directors and executive officers represents approximately 9.23% of the Company’s outstanding shares, as of March 11, 2022, which currently represents the largest block of shareholders. This substantial ownership clearly aligns management’s interests with those of our shareholders.

Board Leadership Structure and Role in Risk Oversight

Eugene W. Landy is the Chairman of the Board of Directors. Samuel A. Landy, the Company’s President and Chief Executive Officer (“CEO”) is also a member of the Board of Directors. The Company believes that this structure helps ensure critical and independent thinking with respect to the Company’s strategy and performance, while ensuring that management’s insight is directly available to the directors in their deliberations. The Board of Directors has selected an independent Director, Matthew I. Hirsch, to serve as Presiding Director, in which capacity Mr. Hirsch presides at executive sessions of the independent non-management directors. The Board reviews the structure of the Board and Company leadership regularly as part of the succession planning process. At present, our Board believes that this structure is appropriate and that it facilitates independent oversight of management.

The Board of Directors oversees the Company’s enterprise-wide approach to the major risks facing the Company and oversees the Company’s policies for assessing and managing its exposure to risk. The Board periodically reviews these risks and the Company’s risk management processes. The Board also considers risk in evaluating the Company’s strategy. The Board’s responsibilities include reviewing the Company’s practices with respect to risk assessment and risk management and reviewing contingent liabilities and risks that may be material to the Company. The Audit Committee reviews the Company’s financial and compliance risks and major legislative and regulatory developments which could materially impact the Company. The Audit Committee also oversees a Cybersecurity Subcommittee. The Compensation Committee oversees management’s assessment of whether the Company’s compensation structure, policies and programs create risks that are reasonably likely to have a material adverse effect on the Company. The Nominating and Corporate Governance Committee oversees management’s assessment of whether our governance structure, policies and programs create risks that may be reasonably likely to have a material adverse effect on the Company.

Board Independence

The Company’s Corporate Governance Guidelines include specific Director Independence Standards that comply with applicable rules of the SEC and the listing standards of the NYSE. The Board requires that at least a majority of its directors satisfy this definition of independence. The Board of Directors has considered business and other relationships, arrangements and other transactions between the Company and each of its Directors, including information provided to the Company by the directors. Based upon its review, the Board of Directors has determined that all of its Directors, other than Ms. Anna T. Chew and Messrs. Eugene W. Landy, Michael P. Landy and Samuel A. Landy, are independent, consistent with the Corporate Governance Guidelines. The Corporate Governance Guidelines, which incorporate the NYSE Director Independence Standards, are available at the Company’s website located at www.umh.reit and in print upon request.

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Board Diversity

The Company seeks diversity as to the makeup of its Board of Directors in terms of education, skills and experience, gender, race and ethnicity because of the value of bringing varied backgrounds, viewpoints, and perspectives to the boardroom. Three members of our Board of Directors are female and two members are minorities in terms of race. Our average director tenure is 15 years and our average independent director tenure is approximately 6 years. Our directors have expertise in a variety of fields, including real estate, cybersecurity, finance, legal and education.

Committees of the Board of Directors and Meeting Attendance

The Board of Directors had four meetings during the last year. Each director attended all of the meetings of the Board of Directors and meetings of the Committees on which he or she served. The Company does not have a policy concerning directors’ attendance at the Annual Meeting of Shareholders. Five directors attended the Company’s 2021 Annual Meeting of Shareholders.

The Company has a standing Audit Committee, of which there is a Cybersecurity Subcommittee, Compensation Committee and Nominating and Corporate Governance Committee of the Board of Directors. Each of these committees is composed exclusively of independent directors.

The following table shows the composition of the Company’s Board committees:

Name	Age as of Record Date	Director Since	Audit Committee	Compensating Committee	Nominating and Corporate Governance Committee

Amy L. Butewicz	38	2020

Jeffrey A. Carus	59	2011

Anna T. Chew	63	1995
Chief Financial and Accounting Officer

Matthew I. Hirsch	62	2013
Presiding Director

Eugene W. Landy	88	1968
Chairman of the Board

Michael P. Landy	60	2011

Samuel A. Landy	61	1992
Chief Executive Officer

Stuart Levy*	52	2011

William E. Mitchell*	55	2019

Angela D. Pruitt	50	2021

Kenneth K. Quigley, Jr.	63	2016

Stephen B. Wolgin	68	2007

Chair	Member

*Mr. Levy and Mr. Mitchell also serve on the Cybersecurity Subcommittee of the Audit Committee.

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Audit Committee

The Audit Committee’s responsibilities include reviewing and overseeing financial reporting, policies and procedures and internal controls, retaining the independent registered public accounting firm, approving the audit fees, and monitoring the qualifications, independence and performance of the Company’s independent registered public accounting firm. It also oversees the internal audit function, legal and regulatory compliance, establishing procedures for complaints received regarding the Company’s accounting, internal accounting controls and auditing matters. In addition, the Audit Committee prepares the Audit Committee Report which is included in the Company’s annual proxy statements. The Audit Committee had five meetings during the year ended December 31, 2021, including an executive session with the independent registered public accounting firm, which management did not attend. The Audit Committee operates under the Audit Committee Charter which can be found under the “Governance” tab of the Company’s investor website: www.umh.reit.

The current members of the Company’s Audit Committee are Jeffrey A. Carus, Stuart D. Levy, Kenneth K. Quigley, Jr. (who serves as the Chairman of the Audit Committee) and Stephen B. Wolgin. The Board has determined that each member of the Audit Committee is “independent” as defined by the rules of the SEC and the listing standards of the NYSE, is able to read and understand fundamental financial statements, is “financially literate” within the meaning of the rules of the NYSE and is an “audit committee financial expert” within the meaning of the rules of the SEC.

The Cybersecurity Subcommittee (the “Subcommittee”) of the Audit Committee assists the Audit Committee in fulfilling its oversight responsibilities with respect to the Company’s cybersecurity risks. The Subcommittee is comprised of two independent directors: Stuart D. Levy and William E. Mitchell. The Subcommittee met at least once during the year ended December 31, 2021. The Subcommittee reviews and provides high level guidance on cybersecurity-related issues of importance to the Company. The Cybersecurity Subcommittee operates under the Cybersecurity Subcommittee Charter which can be found under the “Governance” tab of the Company’s investor website: www.umh.reit.

Compensation Committee

The Compensation Committee’s responsibilities include (1) evaluating the Chief Executive Officer’s and other Named Executive Officers’ performance in light of the Company’s goals and objectives and determining the Chief Executive Officer’s and other Named Executive Officers’ compensation, which includes base salary and bonus; and (2) administering the Company’s Amended and Restated 2013 Incentive Award Plan and predecessor plans. The Compensation Committee had at least one meeting during the year ended December 31, 2021. The current members of the Compensation Committee are Jeffrey A. Carus, Matthew I. Hirsch, William E. Mitchell (who serves as Chairman of the Compensation Committee) and Stephen B. Wolgin. The Board has determined that each member of the Compensation Committee is independent as defined by the rules of the SEC and the listing standards of the NYSE. The Compensation Committee operates under the Compensation Committee Charter which can be found under the “Governance” tab of the Company’s investor website: www.umh.reit.

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Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee identifies, considers and recommends candidates to serve as members of the Board of Directors and makes recommendations regarding the structure and composition of the Board of Directors and Committees. The Nominating and Corporate Governance Committee also develops and recommends to the Board corporate governance guidelines and, consistent with such guidelines, oversees the evaluation of Board and management. The Nominating and Corporate Governance Committee had at least one meeting during the year ended December 31, 2021. The current members of the Nominating and Corporate Governance Committee are Matthew I. Hirsch, Stuart D. Levy (who serves as the Chairman of the Nominating and Corporate Governance Committee), William E. Mitchell and Kenneth K. Quigley, Jr. The Board has determined that each member of the Nominating and Corporate Governance Committee is “independent” as defined by the rules of the SEC and the listing standards of the NYSE. The Nominating and Corporate Governance Committee operates under its charter which can be found under the “Governance” tab of the Company’s investor website: www.umh.reit.

The principal function of the Nominating and Corporate Governance Committee is to review and select candidates for nomination to the Board of Directors. The Nominating and Corporate Governance Committee will consider for recommendation as nominees appropriate individuals whose names are submitted in writing by a shareholder and will evaluate them using the same criteria as that used for other candidates. See “Shareholder Communications” below for more information.

The Nominating and Corporate Governance Committee has established a process for identifying and evaluating prospective nominees for director. The Nominating and Corporate Governance Committee will annually assess the qualifications, expertise, performance and willingness to serve of existing directors. If at this time or at any other time during the year the Board of Directors determines a need to add a new director with specific qualifications or to fill a vacancy on the Board, the Chair of the Nominating and Corporate Governance Committee will then initiate the search, seeking input from other directors and senior management, considering nominees previously submitted by shareholders, and, if the Nominating and Corporate Governance Committee deems necessary or appropriate, hiring a search firm. The Nominating and Corporate Governance Committee considers diversity of background and personal experience in identifying director candidates. An initial slate of candidates satisfying the specific qualifications, if any, and otherwise qualifying for membership on the Board, will then be identified and presented to the Nominating and Corporate Governance Committee by the Committee Chairman. The Nominating and Corporate Governance Committee will then prioritize the candidates and determine if the Nominating and Corporate Governance Committee members, other directors or senior management have relationships with the preferred candidates and can initiate contact with the candidate. To the extent feasible, all of the members of the Nominating and Corporate Governance Committee, the President and Chief Executive Officer and the Chairman of the Board will interview the prospective candidate(s). Evaluations and recommendations of the interviewers are submitted to the Nominating and Corporate Governance Committee for final evaluation. The Nominating and Corporate Governance Committee will then meet to consider such recommendations and to select the final candidate(s) to recommend to the Board of Directors as nominees. The Nominating and Corporate Governance Committee will evaluate all potential nominees for director, including nominees recommended by a shareholder, on the same basis.

To date, there are no third parties being compensated for identifying and evaluating candidates.

Independent Director Meetings

The Company’s independent directors, as defined under the listing standards of the NYSE, have established a policy to meet separately from the other directors in a regularly scheduled executive session at least annually and at such additional times as may be deemed appropriate by the Company’s independent directors. The independent directors had at least one meeting during the year ended December 31, 2021. The Board of Directors has selected an independent director, Matthew I. Hirsch, to serve as Presiding Director, in which capacity Mr. Hirsch presides at executive session(s) of the independent directors.

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Shareholder Communications

UMH Properties, Inc. believes that effective corporate governance should include regular constructive discussions with our shareholders. We have a proactive engagement process that encourages feedback from our shareholders. This feedback helps shape our governance practices. Shareholders and other interested parties who desire to contact the Company’s Board of Directors may do so by writing to: Board of Directors, c/o Secretary, UMH Properties, Inc., 3499 Route 9 North, Suite 3-C, Freehold, NJ 07728. Communications received will be distributed to the Chairperson of the appropriate committee of the Board depending on the facts and circumstances outlined in the communication. Shareholders and other interested parties also may direct communications solely to the Independent Directors of the Company by addressing such communications to the Independent Directors, c/o Secretary, at the address set forth above. In addition, the Board of Directors maintains special procedures for the receipt, retention and treatment of complaints that may be received by the Company regarding accounting, internal accounting controls or auditing matters and for the submission by employees of the Company, on a confidential and anonymous basis, of concerns regarding questionable accounting or auditing matters. Such communications may be made by writing to the Audit Committee of the Board of Directors, c/o Secretary, at the address set forth above. Any such communication marked “Confidential” will be forwarded by the Secretary, unopened, to the Chairman of the Audit Committee.

Corporate Governance Guidelines

The Company has adopted Corporate Governance Guidelines which apply to all directors, officers and employees of the Company. These guidelines are posted under the “Governance” tab of the Company’s investor website: www.umh.reit. Included in the guidelines is the requirement for the Board of Directors to conduct, at least annually, a self-evaluation to determine whether it and its Committees are functioning effectively. The Audit Committee also performs annual reviews of its performance and compliance with its charter.

Code of Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics, which applies to all directors, officers, and employees of the Company, including its principal executive officer and principal financial officer. This code is posted under the “Governance” tab of the Company’s investor website: www.umh.reit. During 2021 and through the date of this proxy, no violations of the Code of Business Conduct and Ethics were reported nor were any waivers granted.

Vendor Code of Conduct

The Company has adopted a Vendor Code of Conduct that applies to individuals and firms that provide services to the Company. This code is posted under the “Governance” tab of the Company’s investor website: www.umh.reit. In addition to requiring all vendors to comply with all applicable laws and professional standards, the code sets forth a procedure for reporting misconduct to the Company’s General Counsel.

Anti-Hedging Policy

The Company considers it inappropriate for any director, officer or employee to enter into speculative transactions in Company securities. Such transactions, while allowing the holder to own Company securities without the full risks and rewards of ownership, potentially separate the holder’s interests from those of other Company shareholders. Therefore, the Company prohibits the purchase or sale of puts, calls, options or other derivative securities based on the Company’s securities by directors, officers or employees. Our policy also prohibits hedging or monetization transactions, such as forward sale contracts, in which the holder continues to own the underlying Company security without all the risks or rewards of ownership. The Anti-Hedging Policy is posted under the “Governance” tab of the Company’s investor website: www.umh.reit.

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As of the date of this Proxy Statement, to the best of the Company’s knowledge, no director, officer or employee has entered into speculative transactions in Company securities.

CEO Stock Ownership Requirement Policy

Our Chief Executive Officer is required by Company policy to own shares of the Company’s common stock having a value equal to at least six times his or her base salary. The Chief Executive Officer’s stock ownership level is evaluated on an annual basis. The value of stock holdings is calculated based on the closing price of a share of common stock of the Company on the last trading day of the year, which was $27.33 on December 31, 2021. Shares owned by a director or officer include: shares owned outright by the director or officer or by his or her immediate family members residing in the same household; shares held in trust or under a similar arrangement for the economic benefit of the director or officer; restricted or unrestricted stock issued as part of the director or officer’s compensation, whether or not vested; shares acquired upon option exercise that the director or executive officer continues to own; and shares held for the director or executive officer’s account in a 401(k) or other retirement plan.

If the Chief Executive Officer meets the ownership requirements at the time of the annual review, he or she will be in compliance with these requirements until the next annual review. Changes in the Company’s stock price or changes to base salary will not affect compliance status for the remainder of that year. The Nominating and Corporate Governance Committee has authority to administer and interpret these requirements.

As of December 31, 2021, the Company’s Chief Executive Officer, Mr. Samuel A. Landy, owned shares of the Company’s common stock valued at approximately 14 times his base salary, which is over double the Company’s ownership requirement.

Named Executive Officer Stock Ownership Guidelines

The Company recommends that each individual serving as a Named Executive Officer of the Company (“NEO”), other than the CEO, own shares of the Company’s common stock having a value equal to at least two times the NEO’s annual base salary. As stated in the foregoing section, the CEO, in accordance with a separate policy on CEO Stock Ownership Requirements, is required to own shares of the Company’s common stock having a value equal to at least six times his base salary. These Named Executive Stock Ownership Guidelines are intended to be a guide; the Company recognizes that each NEO has different personal financial circumstances. Therefore, each NEO is advised to own shares of the Company’s common stock in an amount commensurate with each NEO’s circumstances. Each NEO’s stock ownership level is evaluated by or at the direction of the Company’s Chief Financial Officer in connection with the preparation of the Company’s Annual Report on Form 10-K or the Company’s proxy statement each year. The value of stock holdings is calculated based on the closing price of a share of common stock of the Company on the last trading day of the Company’s fiscal year ending prior to the annual review. Stock that counts towards satisfaction of the Company’s Named Executive Stock Ownership Guidelines includes: a) Shares owned outright by the NEO or his or her immediate family members residing in the same household; b) Shares held in trust or under a similar arrangement for the economic benefit of the NEO; c) Restricted or unrestricted stock issued as part of an NEO’s compensation, whether or not vested; d) Shares acquired upon option exercise that the NEO continues to own; and e) Shares that are held by the NEO under a 401(k) or other retirement plan. The Nominating and Corporate Governance Committee has authority to administer and interpret these guidelines and include these guidelines as part of its annual review of each NEO. As of year-end, all of NEOs met or exceeded the ownership guidelines.

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Director Stock Ownership Guidelines

The Company recommends that each individual serving as a director on the Board of the Company own shares of the Company’s common stock having a value equal to at least three times the director’s annual cash retainer from the Company. The value of stock holdings is calculated based on the closing price of a share of common stock of the Company on the last trading day of the Company’s fiscal year ending prior to the annual review. Stock that counts towards satisfaction of the Company’s Director Stock Ownership Guidelines includes: a) Shares owned outright by the director or his or her immediate family members residing in the same household; b) Shares held in trust or under a similar arrangement for the economic benefit of the director; c) Restricted or unrestricted stock issued as part of a director’s compensation, whether or not vested; and d) Shares acquired upon option exercise that the participant continues to own. The Nominating and Corporate Governance Committee has authority to administer and interpret these guidelines and include these guidelines as part of its annual review of directors. As of year-end, ten out of the twelve directors met or exceeded the ownership guidelines.

Environmental and Social Practices

UMH is committed to incorporating environmental and social considerations into its business practices to create value for its shareholders and enhance the communities where our residents live. UMH recognizes its obligation to reduce its impact on the environment and to conserve natural resources. As such, we have invested in technology and other sustainable practices. We also believe in enriching the lives of the people impacted by our Company. These include not only our employees and our residents, but also our neighbors and the rest of society.

The Company’s commitment to Environmental, Social and Corporate Governance practices is demonstrated in its Environmental, Social & Governance Report as well as its corporate governance guidelines and policies, and can be found under the “ESG” and “Governance” tabs, respectively, of the Company’s investor website: www.umh.reit.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists information with respect to the beneficial ownership of the Company’s Common Shares as of March 11, 2022 by:

●	each person known by the Company to beneficially own more than five percent of the Company’s outstanding Common Shares;

●	each of the Company’s directors;

●	each of the Company’s Named Executive Officers; and

●	all of the Company’s Named Executive Officers and directors as a group.

Unless otherwise indicated, the person or persons named below have sole voting and investment power over the Common Shares indicated and that person’s address is c/o UMH Properties, Inc., Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, New Jersey 07728.

In determining the number and percentage of Common Shares beneficially owned by each person, Common Shares that may be acquired by that person under options exercisable within 60 days of March 11, 2022 are deemed beneficially owned by that person and are deemed outstanding for purposes of determining the total number of outstanding Common Shares for that person and are not deemed outstanding for that purpose for all other shareholders.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percentage of Shares Outstanding (2)

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	4,925,771	(3)	9.45%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	3,226,989	(4)	6.19%

Amy L. Butewicz	3,260		*

Jeffrey A. Carus	13,189	(5)	*

Anna T. Chew	774,903	(6)	1.48%

Matthew I. Hirsch	34,852	(7)	*

Craig Koster	125,508	(8)	*

Eugene W. Landy	1,887,345	(9)	3.58%

Samuel A. Landy	972,697	(10)	1.86%

Michael P. Landy	362,573	(11)	*

Stuart Levy	8,687	(12)	*

William E. Mitchell	9,200		*

Angela D. Pruitt	612		*

Kenneth K. Quigley, Jr.	12,068	(13)	*

Brett Taft	174,565	(14)	*

Stephen B. Wolgin	23,618	(15)	*

UMH Properties, Inc. 401(k) Plan (UMH 401(k) Plan)	521,293	(16)	1%

Directors and Officers as a group	4,924,369		9.23%

*Less than 1%

(1)	Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the Company believes that the persons named in the table have sole voting and investment power with respect to all Common Shares listed. Except as indicated in the footnotes to this table, none of the Common Shares have been pledged as collateral.

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(2)	Based on the number of Common Shares outstanding on March 11, 2022 which was 52,108,495 Common Shares.

(3)	Based on Schedule 13G as of January 31, 2022, filed by The Vanguard Group (“Vanguard”), Vanguard owns 4,925,771 Common Shares. This filing with the SEC by Vanguard indicates that Vanguard has shared voting power for 76,201 Common Shares, sole dispositive power for 4,812,990 Common Shares and shared dispositive power for 112,781 Common Shares.

(4)	Based on Schedule 13G as of December 31, 2021, filed by BlackRock, Inc. (“Blackrock”), Blackrock owns 3,226,989 Common Shares. This filing with the SEC by BlackRock, Inc. indicates that BlackRock has sole voting power for 3,156,978 Common Shares, and sole dispositive power for 3,226,989 Common Shares.

(5)	Includes (a) 481 Common Shares in custodial accounts for Mr. Carus’ minor children under the NJ Uniform Transfers to Minors Act which he disclaims any beneficial interest but has power to vote; and (b) 247 Common Shares of unvested restricted stock. In addition to the Common Shares reported, Mr. Carus also holds 500 of the Preferred D Shares.

(6)	Includes (a) 494,512 Common Shares owned jointly with Ms. Chew’s husband or children; (b) 130,000 Common Shares issuable upon exercise of stock options; and (c) 150,391 Common Shares of unvested restricted stock. Excludes 80,000 Common Shares issuable upon the exercise of a stock option, which stock option is exercisable as per following schedule: 10,000 Common Shares on 7/14/22; 10,000 Common Shares on 3/25/23; 10,000 Common Shares on 7/14/23; 10,000 Common Shares on 3/25/24; 10,000 Common Shares on 7/14/24; 10,000 Common Shares on 3/25/25; 10,000 Common Shares on 7/14/25; and 10,000 Common Shares on 7/14/26. Excludes 43,168 Common Shares held in the UMH 401(k) Plan. Ms. Chew is a co-trustee of the UMH 401(k) Plan and has shared voting power over the Common Shares held by the UMH 401(k) Plan. She, however, disclaims beneficial ownership of all of the Shares held by the UMH 401(k) Plan, except for the 43,168 Common Shares held by the UMH 401(k) Plan for her benefit. See Note 16 below for information regarding Common Shares held by the UMH 401(k) Plan.

(7)	Includes (a) 31,099 Common Shares owned jointly with Mr. Hirsch’s wife; (b) 3,753 Common Shares owned by Mr. Hirsch’s wife; and (c) 247 shares of unvested restricted stock.

(8)	Includes (a) 27,283 Common Shares owned jointly with Mr. Koster’s wife; (b) 79,000 Common Shares issuable upon exercise of stock options, and (c) 25,192 Common Shares of unvested restricted stock. Excludes 68,000 Common Shares issuable upon the exercise of a stock option, which stock option is exercisable as per following schedule: 10,000 Common Shares on 7/14/22; 6,000 Common Shares on 3/25/23; 10,000 Common Shares on 7/14/23; 6,000 Common Shares on 3/25/24; 10,000 Common Shares on 7/14/24; 6,000 Common Shares on 3/25/25; 10,000 Common Shares on 7/14/25; and 10,000 Common Shares on 7/14/26. Excludes 5,962 Common Shares held in the UMH 401(k) Plan. See Note 16 below for information regarding Common Shares held by the UMH 401(k) Plan.

(9)	Includes (a) 99,872 Common Shares owned by Mr. Eugene Landy’s wife; (b) 172,608 Common Shares held by Landy Investments, Ltd. for which Mr. Landy has power to vote; (c) 42,913 Common Shares held in the Landy & Landy Employees’ Profit Sharing Plan of which Mr. Landy is a Trustee with power to vote; (d) 33,561 Common Shares held in the Landy & Landy Employees’ Pension Plan of which Mr. Landy is a Trustee with power to vote; (e) 122,880 Common Shares held in the Eugene W. Landy and Gloria Landy Family Foundation, a charitable trust for which Mr. Landy has power to vote; (f) 23,670 Common Shares held in Windsor Industrial Park Associates for which Mr. Landy has power to vote; (g) 35,582 Common Shares held in Juniper Plaza Associates for which Mr. Landy has power to vote; (h) 640,000 Common Shares issuable upon exercise of stock options; and (i) 19,343 Common Shares of unvested restricted stock. Excludes 60,000 Common Shares issuable upon the exercise of a stock option, which stock option is exercisable as per following schedule: 20,000 Common Shares on 3/25/23; 20,000 Common Shares on 3/25/24; 20,000 Common Shares on 3/25/25.

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(10)	Includes (a) 44,028 Common Shares owned with Mr. Samuel Landy’s wife; (b) 16,221 Common Shares in the Samuel Landy Limited Partnership; (c) 48,000 Common Shares in the EWL Grandchildren Fund LLC of which Mr. Landy is a co-manager; (d) 250,000 Common Shares issuable upon exercise of stock options; (e) 120,296 Common Shares pledged in a margin account; (f) 334,236 Common Shares pledged as security for loans; and (g) 198,321 Common Shares of unvested restricted stock. Excludes 81,930 Common Shares held in the UMH 401(k) Plan. Mr. Landy is a co-trustee of the UMH 401(k) Plan and has shared voting power over the Common Shares held by the UMH 401(k) Plan. He, however, disclaims beneficial ownership of all of the Common Shares held by the UMH 401(k) Plan, except for the 81,930 Common Shares held by the UMH 401(k) Plan for his benefit. See Note 16 below for information regarding Common Shares held by the UMH 401(k) Plan.

(11)	Includes (a) 19,025 Common Shares owned by Mr. Michael Landy’s wife; (b) 70,252 Common Shares in custodial accounts for Mr. Landy’s children under the NJ Uniform Transfers to Minors Act in which he disclaims any beneficial interest but has power to vote; (c) 48,000 Common Shares in the EWL Grandchildren Fund LLC of which Mr. Landy is a co-manager; (d) 55,000 Common Shares pledged as security for loans; and (e) 247 Common Shares of unvested restricted stock. Excludes 36,205 Common Shares held in the UMH 401(k) Plan. See Note 16 below for information regarding Common Shares held by the UMH 401(k) Plan.

(12)	Includes 247 Common Shares of unvested restricted stock.
(13)	Includes 247 Common Shares of unvested restricted stock.

(14)	Includes (a) 132,000 Common Shares issuable upon exercise of stock options, and (b) 25,192 Common Shares of unvested restricted stock. Excludes 80,000 Common Shares issuable upon the exercise of a stock option, which stock option is exercisable as per following schedule: 10,000 Common Shares on 7/14/22; 10,000 Common Shares on 3/25/23; 10,000 Common Shares on 7/14/23; 10,000 Common Shares on 3/25/24; 10,000 Common Shares on 7/14/24; 10,000 Common Shares on 3/25/25; 10,000 Common Shares on 7/14/25; and 10,000 Common Shares on 7/14/26. Excludes 4,988 Common Shares held in the UMH 401(k) Plan. See Note 16 below for information regarding Shares held by the UMH 401(k) Plan.

(15)	Includes 247 Common Shares of unvested restricted stock.

(16)	Includes 521,293 Common Shares held by the UMH 401(k) Plan. Ms. Anna T. Chew and Mr. Samuel A. Landy share voting power over the Common Shares held by the UMH 401(k) Plan.

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PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the Annual Meeting, the Company’s common shareholders will be asked to consider and vote on a proposal to ratify the appointment of PKF O’Connor Davies, LLP (“PKF”) as the Company’s independent registered public accounting firm for the year ending December 31, 2022. The Company’s charter and bylaws do not require that its shareholders ratify the appointment of PKF as the Company’s independent registered public accounting firm. The Company is asking its common shareholders to ratify this appointment as a matter of good corporate practice. If the Company’s common shareholders do not ratify the appointment of PKF, the Company’s Audit Committee will reconsider whether to retain PKF as the Company’s independent registered public accounting firm, but may determine to retain PKF. Even if the appointment of PKF is ratified by the Company’s common shareholders, the Audit Committee may change the appointment at any time during the year if it determines that a change would be in the best interests of the Company. The Company expects a representative of PKF to be present at the Annual Meeting to make a statement if he or she desires to do so and to respond to appropriate questions.

Vote Required:

Approval of the ratification of the appointment of PKF O’Connor Davies, LLP as our independent registered public accounting firm for the year ending December 31, 2022 requires the affirmative vote of a majority of the votes cast on the proposal.

Board Recommendation:

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU

VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF PKF

O’CONNOR DAVIES, LLP AS THE COMPANY’S INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2022

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors of UMH operates under a written charter which was amended in January 2020. The amended charter is available on the Company’s website at www.umh.reit.

The Audit Committee consists of four “independent” Directors, as defined by the listing standards of the New York Stock Exchange. The Audit Committee’s role is to act on behalf of the Board of Directors in the oversight of all material aspects of the Company’s reporting, internal control and audit functions.

We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2021.

We have discussed with the independent registered public accounting firm the matters required to be discussed by standards of the Public Company Accounting Oversight Board (“PCAOB”), rules of the SEC and other applicable regulations.

We have received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Ethics and Independence Rule 3526, “Communications with Audit Committees Concerning Independence”, and we have discussed with the independent registered public accounting firm, the independent registered public accounting firm’s independence.

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Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.

Audit Committee:

Jeffrey A. Carus

Stuart D. Levy

Kenneth K. Quigley, Jr. (Chairman)

Stephen B. Wolgin

FEES BILLED BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PKF O’Connor Davies, LLP served as the Company’s independent registered public accounting firm for the years ended December 31, 2021 and 2020. The following are fees billed by and accrued to PKF O’Connor Davies, LLP in connection with services rendered for the years ended December 31, 2021 and 2020:

	2021	2020

Audit Fees	$247,200	$225,500
Audit-Related Fees	49,508	42,690
Tax Fees	62,700	60,500
All Other Fees	-0-	-0-
Total Fees	$359,408	$328,690

Audit fees include professional services rendered for the audit of the Company’s annual financial statements, management’s assessment of internal controls, and reviews of financial statements included in the Company’s quarterly reports on Form 10-Q.

Audit-related fees include services that are normally provided by the Company’s independent auditors in connection with statutory and regulatory filings, such as consents and assistance with and review of documents filed with the Securities and Exchange Commission.

Tax fees include professional services rendered for the preparation of the Company’s federal and state corporate tax returns and supporting schedules as may be required by the Internal Revenue Service and applicable state taxing authorities. Tax fees also include other work directly affecting or supporting the payment of taxes, including planning and research of various tax issues.

All other fees include fees for all other services provided by PKF, other than the services reported above as Audit Fees, Audit-Related Fees or Tax Fees.

All of the services performed by PKF O’Connor Davies, LLP for the Company during 2021, including audit fees, audit-related fees, tax fees and all other fees described above, were either expressly pre-approved by the Audit Committee or were pre-approved in accordance with the Audit Committee Pre-Approval Policy, and the Audit Committee was provided with regular updates as to the nature of such services and fees paid for such services.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy for the pre-approval of audit and permitted non-audit services provided by the Company’s independent registered public accounting firm. The policy requires that all services provided by our principal independent registered public accounting firm to the Company, including audit services, audit-related services, tax services and other services, must be pre-approved by the Audit Committee, and all have been so pre-approved. The pre-approval requirements do not prohibit day-to-day normal tax consulting services, which matters will not exceed $10,000 in the aggregate.

The Audit Committee has determined that the provision of the non-audit services described above is compatible with maintaining PKF O’Connor Davies, LLP’s independence.

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Compensation Discussion and Analysis

Our executive compensation program is designed to attract and retain talented individuals who possess the skills and expertise necessary to lead the Company. The following table highlights important aspects of our executive compensation program, which promotes good corporate governance and serves the interests of our shareholders:

Highlights

Cash bonus program for CEO and CFO is tied to objective financial performance goals.

Total executive compensation for our CEO is below the average for CEOs of REITs in the residential property sector and REITS with similar numbers of full-time employees, based upon the 2021 NAREIT Compensation Survey.

Robust stock ownership and anti-hedging policy:

● CEO requirement: 6x base salary
● Director guidelines: 3x annual cash fee
● Named Executive Officer guidelines: 2x base salary
● Directors, officers and employees are prohibited from the purchase or sale of puts, calls, options or other derivative securities, and from hedging or monetization transactions, such as forward sale contracts, in which the shareholder continues to own the underlying Company security without all the risks or rewards of ownership.
● All stock option and restricted stock awards to employees vest over a 5-year period, 20% per year, to encourage employee retention and align employees’ interests with those of our shareholders.

Average total Director compensation is below the average total director compensation of Comparable REITs (defined below).

No excessive perquisites or other benefits

No repricing or buyout of stock options

No excise tax gross-ups

Overview of Compensation Program

The Compensation Committee (for purposes of this analysis, the “Committee”) of the Board has been appointed to implement the Board’s responsibilities relating to the compensation of the Company’s Named Executive Officers. The Committee has the overall responsibility for approving and evaluating the executive officer compensation plans, policies and programs of the Company. The Committee’s primary objectives include serving as an independent and objective party to review such compensation plans, policies and programs.

The individuals who served during 2021 as the Company’s Chairman of the Board, President and Chief Executive Officer, Vice President and Chief Financial Officer and other Officers included in the Summary Compensation Table presented below in this Proxy Statement are sometimes referred to in this Proxy Statement as the “Named Executive Officers.” On September 3, 2020, the Committee retained the advice of a compensation committee consultant, FPL Associates (“FPL”), for determining and recommending the amount of compensation for our Named Executive Officers as well as discretionary bonuses related specifically to the closing of a Master Credit Facility with Fannie Mae of 28 unencumbered communities for proceeds of approximately $106 million. FPL was paid $65,000 for their services which the Committee determined was reasonable and customary. The Committee continues to rely upon FPL for compensation recommendations regarding the Named Executive Officers.

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Compensation Philosophy and Objectives

The Committee believes that a well-designed compensation program should align the goals of the President and Chief Executive Officer and other Named Executive Officers with the goals of the shareholders, and that a significant part of each executive’s compensation, over the long term, should be dependent upon the value created for shareholders. In addition, all executives should be held accountable through their compensation for the performance of the Company, and compensation levels should also reflect the executive’s individual performance in an effort to encourage increased individual contributions to the Company’s performance. The compensation philosophy, as reflected in the Company’s employment agreements with its executives and the overall compensation program, is designed to motivate executives to focus on operating results and create long-term shareholder value by:

●	establishing a plan that attracts, retains and motivates executives through compensation that is competitive with a peer group of other publicly-traded real estate investment trusts, or REITs;

●	rewarding executives for individual accomplishments and achievements;

●	linking a portion of executives’ compensation to the achievement of the Company’s business plan by using measurements of the Company’s operating results and shareholder return; and

●	building a pay-for-performance system that encourages and rewards successful initiatives within a team environment.

The salaries and bonuses in the Company’s executed executive employment agreements are consistent with the Committee’s philosophy and objectives.

The Committee believes that each of the above factors is important when determining compensation levels for Named Executive Officers. The Committee reviews and approves the employment contracts for the Chairman of the Board, the President and Chief Executive Officer, and the Vice President and Chief Financial Officer, and reviews and approves the performance goals and objectives applicable to their performance-based compensation. The Committee annually evaluates performance of these executive officers and other Named Executive Officers in light of those goals and objectives. The Committee considers the Company’s performance, relative stockholder return, the total compensation provided to comparable officers at similarly-situated companies, including the Comparable REITs (defined below), and compensation given to Named Executive Officers in prior years.

In addition to obtaining advice from the Company’s compensation consultant, FPL, the Committee uses the annual Compensation Survey published by NAREIT (the “Survey”) as a guide to setting compensation levels. Participant company data is not presented in a manner that specifically identifies any named individual or company. The Survey details compensation by position type and company size with statistical salary and bonus information for each position. The sub-sets presented in the Survey used by the Committee for comparison are the residential property sector, entities with less than $1.5 billion in equity market capitalization and entities with more than 300 but less than 750 full-time employees. The Company’s salaries, bonus amounts and long-term compensation awards are compared to the ranges presented for reasonableness. The Committee believes executive compensation packages provided by the Company to its executive officers should include base salaries, annual bonuses and long-term compensation awards that reward corporate and individual performance, as well as give incentives to executives to meet or exceed established goals. As a result, an important portion of the Company’s compensation program is comprised of discretionary bonuses and equity awards as determined by the Committee in recognition of individual accomplishments and achievements, as well as overall Company performance.

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Peer Group

In order to help our shareholders fairly evaluate our executive compensation in light of our relative economic performance, we have selected a peer group of REITs with whom we compete for executive employees, based upon a number of quantitative and qualitative factors including, but not limited to, total market capitalization, industry, enterprise value and total shareholder return history. We have also taken into consideration the peer decisions made by other companies. This peer group has also been approved by our compensation consultants, FPL Associates.

The peer group of comparable REITS (“Comparable REITs”) is as follows:

Symbol	Company Name	Industry

AHH	Armada Hoffler Properties, Inc.	Multifamily and Office
APTS	Preferred Apartment Communities	Multifamily
BRG	Bluerock Residential	Multifamily
BRT	BRT Apartments Corp.	Multifamily
CHCT	Community Healthcare	Healthcare
CIO	City Office REIT Inc.	Office
CLPR	Clipper Realty Inc.	Multifamily and Commercial
CSR	Centerspace	Multifamily
CTRE	CareTrust REIT Inc.	Multifamily and Healthcare
FSP	Franklin Street Properties Corp.	Office
IRT	Independence Realty Trust Inc.	Multifamily
UBA	Urstadt Biddle Properties Inc.	Retail

Pay for Performance: Total Shareholder Return

From 1968 through 2021, UMH has delivered consistent and reliable returns for its shareholders. The Company has been one of the top 40 performing REITS based upon total shareholder return over the past 1, 3, 5 and 10-year periods. Over the past 1 year and 3 year periods the Company has been one of the top 20 performing REITs with total shareholder returns of 91.3% and 166.2% respectively.1 Over the last five years, UMH has generated total returns to its shareholders of approximately 131.5% (approximately 26% per annum).2

1 Source: KeyBanc “The Leaderboard” publication dated December 31, 2021.

2 Source: S&P Global Market Intelligence.

3 REIT index represents RMS, a free float-adjusted market capitalization weighted index that is comprised of equity REITs and is calculated with dividends reinvested on a daily basis.

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Over the same five-year period, and as depicted in the following graphs, the Company has grown its Community Net Operating Income by approximately 90%, total revenue by 81% and increased its total market capitalization 142%.

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The following graph demonstrates our strong total return performance over 1, 3, 5 and 10-year periods, as of December 31, 2021, compared to that of the Comparable REITs and the MSCI US REIT Index (RMS). Total Return Performance reflects stock price appreciation and dividend reinvestment.

Source: S&P Global Market Intelligence

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Lesser Pay for Greater Performance

While the Company has outperformed its peers and rewarded its shareholders with its substantial total returns, our Chief Executive Officer’s total compensation was below the average for CEOs of REITs in the residential property sector and REITS with similar numbers of full-time employees, based upon the 2021 NAREIT Compensation Survey. Our CEO’s 2021 total compensation did exceed the average for the Comparable REITs, however, this is attributable to the fact that the Company possibly had its strongest year in Company history. Due to the significant percentage growth of UMH’s Normalized FFO (42% increase in Normalized FFO and 24% increase in Normalized FFO per share), our CEO satisfied the “Excels” criteria in his employment agreement for his cash and long-term equity bonuses which resulted in him receiving the maximum bonus under his contract.

The Compensation Committee regularly reviews all elements of the compensation paid to our Named Executive Officers. The Committee believes that the Company’s present compensation programs, as presented in the Compensation Discussion and Analysis section and the accompanying tables and related narrative disclosure in this Proxy Statement, promote in the best manner possible, our business objectives while aligning the interests of the Named Executive Officers with our shareholders to ensure continued positive financial results. Our results support this conclusion. By adhering to a business plan that has emphasized manufactured home communities, coupled with a strong balance sheet, the Company has continued to grow and deliver positive results to its shareholders. The Company is proud of its long-term record of dividends and profitability. We are particularly pleased that we were able to increase our dividend for the second consecutive year in 2022 by 5.3% to $0.80 per share. We hope that our recent dividend hike will continue to be an annual occurrence going forward as we want to reward those that invest in UMH. The compensation programs for our named executives are a key ingredient in motivating these executives to continue to deliver such results.

Role of Executive Officers in Compensation Decisions

The Committee makes all final compensation decisions for the Company’s Named Executive Officers. The Chairman of the Board and the President and Chief Executive Officer annually review the performance of the other Named Executive Officers and then present their conclusions and recommendations to the Committee with respect to base salary adjustments and annual cash bonus and stock option and restricted stock awards. The Committee exercises its own discretion in modifying any recommended adjustments or awards but does consider the recommendations from management who work closely with the other Named Executive Officers.

Role of Grants of Stock Options and Restricted Stock in Compensation Analysis

The Committee views the grant of stock options and restricted stock awards as a form of long-term compensation. The Committee believes that such grants promote the Company’s goal of retaining key employees and align the key employee’s interests with those of the Company’s shareholders from a long-term perspective. The number of options or shares of restricted stock granted to each employee is determined by consideration of various factors including, but not limited to, the employee’s contribution, title, responsibilities and years of service. The Committee takes outstanding awards of stock options and restricted stock into account in making its compensation determinations.

Role of Employment Agreements in Determining Executive Compensation

Several of the Company’s currently employed Named Executive Officers are parties to employment agreements. These agreements provide for base salaries, bonuses and customary fringe benefits. The employment agreements also provide for certain severance benefits in the event the named executive officer’s employment is terminated. Such severance benefits are designed to alleviate the financial impact of termination of employment, with the intent of providing for a stable work environment. Other key elements of the Company’s compensation program for the Named Executive Officers are stock options, restricted stock awards and other benefits. Each of these is addressed separately below. In determining initial compensation, the Committee considers all elements of a named executive officer’s total compensation package in comparison to current market practices and other benefits. In reviewing and setting compensation for the Named Executive Officers, the Committee takes the terms of the employment agreements into consideration.

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Shareholder Advisory Vote

As stated above, one way to determine if the Company’s compensation program reflects the interests of shareholders is through their nonbinding vote. At the Annual Meeting of Shareholders held on June 11, 2020, over 93% of votes cast (excluding broker non-votes) were voted in favor of our Say-On-Pay proposal, which we believe affirms our shareholders’ support of our approach to our executive compensation program.

Base Salaries

Base salaries are paid for ongoing performance throughout the year. In order to compete for and retain talented executives who are critical to the Company’s long-term success, the Committee has determined that the base salaries of Named Executive Officers should approximate those of executives of other equity REITs that compete with the Company for employees, investors and business, while also taking into account the Named Executive Officers’ performance and tenure and the Company’s performance relative to its peer companies within the REIT industry using the Survey described above.

Bonuses

Performance-based Cash Bonus Awards

In addition to the provisions for base salaries under the terms of their employment agreements and discretionary cash bonuses awarded by the Committee in recognition of individual accomplishments and achievements, the President and Chief Executive Officer and the Vice President and Chief Financial Officer are entitled to receive annual cash bonuses for each year during the terms of each respective agreement. Bonuses are measured from the appropriate prior and current year-end audited financial statements as approved by management. As described below, 75% of the Cash and Restricted Stock Bonuses are based on the increase in Normalized Funds from Operations (FFO), which does not include any gains or losses from the stock portfolio.

For the President and Chief Executive Officer:

	Meet	Exceeds	Excels
Normalized FFO Increase of	1%-9.99%	10%-19.99%	>20%

Cash Bonus	$942,000	$1,177,000	$1,412,000

For the Vice President and Chief Financial Officer:

	Meet	Exceeds	Excels
Normalized FFO Increase of	1%-9.99%	10%-19.99%	>20%

Cash Bonus	$754,000	$943,000	$1,131,000

The remaining 25% of the cash bonuses will be at the Compensation Committee’s discretion based on but not limited to Property NOI, growth in acquisitions, same store occupancy, G&A expense management and growth of rental homes.

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The Committee also considers discretionary cash bonuses for the other Named Executive Officers. Discretionary cash bonuses awarded to the other Named Executive Officers are based on recommendations made by the President and Chief Executive Officer and Vice President and Chief Financial Officer, which are then considered and approved by the Committee in its discretion. Although long-term performance is rewarded through the issuance of stock options and restricted stock, the Company believes that short-term rewards in the form of cash bonuses to senior executives generally should reflect short-term results and should take into consideration both the profitability and performance of the Company and the performance of the individual, which may include comparing such individual’s performance to the preceding year, reviewing the breadth and nature of the senior executives’ responsibilities and valuing special contributions by each such individual. In evaluating performance of the Company annually for purposes of discretionary cash bonuses, the Committee considers a variety of factors, including, among others, FFO, Normalized FFO, net income, growth in asset size, occupancy and total return to shareholders.

The Company considers FFO to be an important measure of an equity REIT’s operating performance. We define FFO as net income (loss) attributable to common shareholders, computed in accordance with accounting principles generally accepted in the U.S. (“U.S. GAAP”), excluding extraordinary items, as defined under U.S. GAAP, gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, and the change in the fair value of marketable securities plus certain non-cash items such as real estate asset depreciation and amortization. We compute FFO in accordance with our interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. We define Normalized FFO as FFO excluding gains and losses realized on marketable securities investments and certain non-recurring charges. The Company considers FFO and Normalized FFO to be meaningful, additional measures of operating performance primarily because they exclude the assumption that the value of its real estate assets diminishes predictably over time and because industry analysts have accepted these as performance measures.

Other factors considered include the employee’s title and years of service. The employee’s title generally reflects the employee’s responsibilities and the employee’s years of service may be considered in determining the level of bonus in comparison to base salary. The Committee has declined to use specific performance formulas with respect to the other Named Executive Officers, believing that with respect to Company performance, such formulas do not adequately account for many factors, including, among others, the relative performance of the Company compared to its competitors during variations in the economic cycle, and that with respect to individual performance, such formulas are not a substitute for the subjective evaluation by the Committee of a wide range of management and leadership skills of each of the senior executives.

In setting discretionary bonuses for 2021, the Committee considered the performance of the Chairman of the Board, the President and Chief Executive Officer and the Vice President and Chief Financial Officer and received the recommendations from the President and Chief Executive Officer and Vice President and Chief Financial Officer for the discretionary cash bonuses to be awarded to the other Named Executive Officers. The Committee also considered management’s report on the Company’s 2021 achievements in financial performance, strategic growth and financial position, and the role of each named executive officer in delivering these achievements. The factors that were considered included the following progress that was made by the Company during 2021 due to the efforts of management:

●	Increased Rental and Related Income by 11%;
●	Increased Community Net Operating Income (“NOI”) by 13%;
●	Increased Normalized Funds from Operations (“Normalized FFO”) by 41% and Normalized FFO per share by 24%;
●	Improved our Operating Expense ratio by 130 basis points to 42.8%;
●	Increased Same Property NOI by 13%;
●	Increased Same Property Occupancy by 413 sites from 85.4% to 87.1% or 170 basis points;
●	Increased our rental home portfolio by 454 homes to approximately 8,700 total rental homes, representing an increase of 6%;
●	Increased rental home occupancy by 90 basis points from 94.6% to 95.5%;
●	Increased Sales of Manufactured Homes by 34%;
●	Acquired three communities containing approximately 543 homesites for a total cost of approximately $18.3 million (in addition to one community acquired in December 2021 by our joint venture with Nuveen Real Estate);
●	Increased our Total Market Capitalization by 50% to $2.4 billion at year end;
●	Increased our Equity Market Capitalization by 127% to $1.4 billion at year end;

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●	Reduced our Net Debt to Total Market Capitalization from 34% at year end 2020 to 16% at year end 2021;
●	Issued and sold approximately 8.2 million shares of Common Stock through an At-the-Market Sale Program for our Common Stock at a weighted average price of $22.14 per share, generating gross proceeds of $182.0 million and net proceeds of $179.1 million, after offering expenses;
●	Issued and sold, through an At-the-Market Sale Program for our Preferred Stock, 2.2 million shares of Series D Preferred Stock at a weighted average price of $24.89 per share, generating total gross proceeds of $54.1 million and total net proceeds of $53.2 million, after offering expenses; and
●	Entered into a joint venture with Nuveen Real Estate, a TIAA company, for the purpose of development or acquisition of new manufactured housing communities, with an initial capital commitment by the joint venture partners of at least $70 million and potentially up to $170 million, 60% of which would be provided by Nuveen Real Estate and 40% of which would be provided by the Company. The joint venture acquired one community, containing 219 developed home sites, for a total purchase price of $22.2 million.”

After considering the Company’s 2021 achievements in financial performance, strategic growth and financial position, as outlined above, as well as the individual performance of the Named Executive Officers, the Committee established the individual discretionary cash bonuses for the Named Executive Officers based on the Company’s overall performance and the Named Executive Officers’ individual contributions to these accomplishments.

Long-Term Equity Incentive Compensation

Restricted Stock Awards and Stock Options

All stock options and restricted stock awards granted typically vest over five years, 20% per year, to encourage employee retention and ensure that their interests are aligned with those of the shareholders. The employment agreements for the President and Chief Executive Officer and the Vice President and Chief Financial Officer provides for the grant of restricted stock awards, based on the following:

For the President and Chief Executive Officer:

	Meet	Exceeds	Excels
Normalized FFO Increase of	1%-9.99%	10%-19.99%	>20%

Restricted Stock Award	43,800 shares	54,700 shares	65,600 shares

For the Vice President and Chief Financial Officer:

	Meet	Exceeds	Excels
Normalized FFO Increase of	1%-9.99%	10%-19.99%	>20%

Restricted Stock Award	35,000 shares	43,800 shares	52,000 shares

Annual stock option Awards of up to 50,000 shares shall be granted to the President and Chief Executive Officer and the Vice President and Chief Financial Officer for the achievement of any of the bonus categories and or in combination with the Compensation Committee’s discretion based on, but not limited to, Property NOI, growth in acquisitions, same store occupancy, G&A expense management and growth of rental homes.

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Stock options and restricted stock awards to the other Named Executive Officers are based on recommendations made by the President and Chief Executive Officer and Vice President and Chief Financial Officer. In making its decisions, the Committee does not use an established formula or focus on a specific performance target. The Committee recognizes that often outside forces beyond the control of management, such as economic conditions, changing real estate markets and other factors, may contribute to less favorable near-term results even when sound strategic decisions have been made by the senior executives to position the Company for longer term profitability. Thus, the Committee also attempts to identify whether the senior executives are exercising the kind of judgment and making the types of decisions that will lead to future growth and enhanced asset value, even if the same are difficult to measure on a current basis. For example, in determining appropriate stock option and restricted stock awards, the Compensation Committee considers, among other matters, whether the senior executives have executed strategies that will provide adequate funding or appropriate borrowing capacity for future growth, whether acquisition strategies have been developed to ensure a future stream of reliable and increasing revenues for the Company, whether the selection of properties evidence appropriate risk management, including risks associated with real estate markets, and whether the administration of staff size and compensation appropriately balances the current and projected operating requirements of the Company with the need to effectively control overhead costs, while continuing to grow the Company.

In 2021, the Compensation Committee received the recommendations from the President and Chief Executive Officer and the Vice President and Chief Financial Officer for the number of options or shares of restricted stock to be awarded.

After considering the recommendations of the President and Chief Executive Officer and the Vice President and Chief Financial Officer and the achievements made by the Company as described above, the Committee allocated the individual awards to the Named Executive Officers based on the Named Executive Officers’ individual contributions to these accomplishments. Other factors considered in this allocation included the Named Executive Officers’ responsibilities and years of service, total compensation and the executive compensation set forth in the Compensation Survey described above and of the Comparable REITs.

Other Personal Benefits

The Company’s Named Executive Officers who are subject to employment agreements are provided with other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Committee periodically reviews the levels of other personal benefits provided to the Named Executive Officers.

The Named Executive Officers who are subject to employment agreements are provided the following benefits under the terms of their employment agreements: an allotted number of paid vacation weeks; eligibility for the executives, spouses and dependents in all Company sponsored employee benefits plans, including 401(k) plan, group health, accident, and life insurance, on such terms no less favorable than applicable to any other executive; use of an automobile; and, supplemental disability insurance, at the Company’s cost, as agreed to by the Company and the named executive officer. Attributed costs of the personal benefits described above for the Named Executive Officers for the year ended December 31, 2021, are included in “All Other Compensation” of the Summary Compensation Table provided below in this Proxy Statement.

Payments upon Termination or Change in Control

In addition, the Named Executive Officers’ employment agreements each contain provisions relating to change in control events and severance upon termination. These change in control and severance terms are designed to promote stability and continuity of senior management. Information regarding these provisions is included in “Employment Agreements” provided below in this Proxy Statement. There are no other agreements or arrangements governing change in control payments.

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Evaluation

Mr. Eugene Landy is employed under an amended employment agreement with the Company. His base compensation under his amended contract has remained $250,000 per year since 2014. Mr. Eugene Landy also received bonuses for 2021 totaling $9,615 primarily based on performance, including growth of the Company. Additionally, during 2021, Mr. Eugene Landy received $63,000 in director’s fees and fringe benefits and was also awarded $50,000 as a retirement benefit and stock options to purchase 100,000 shares of the Company’s stock. This stock option has a grant date fair value of $2.96 per share, for a total grant date fair value of approximately $296,000.

The Committee also reviewed the progress made by Mr. Samuel A. Landy, President and Chief Executive Officer and Ms. Anna T. Chew, Vice President and Chief Financial Officer. Mr. Samuel Landy is employed under an employment agreement with the Company. His base compensation under this contract was $649,000 for 2021 and has remained the same since 2018. In evaluating Mr. Landy’s eligibility for annual performance-based and discretionary bonuses, stock options and restricted stock awards, the Compensation Committee used the bonus schedule included in Mr. Landy’s employment agreement as a guide. After considering the Company’s 2021 achievements in financial performance, strategic growth and financial position, the Compensation Committee has determined that Mr. Landy met the “Excels” category of his employment agreement.

Ms. Anna Chew is employed under an employment agreement with the Company. Her base compensation under this contract was $493,000 for 2021 and has remained the same since 2018. In evaluating Ms. Chew’s eligibility for annual performance-based and discretionary bonuses, stock options and restricted stock awards, the Compensation Committee used the bonus schedule included in Ms. Chew’s employment agreement as a guide. After considering the Company’s 2021 achievements in financial performance, strategic growth and financial position, the Compensation Committee has determined that Ms. Chew met the “Excels” category of her employment agreement.

All Named Executive Officers were awarded their respective compensation based on their respective employment agreements and the many contributions that they have made towards the Company’s achievements. The Committee also considered and approved the recommendations of the Chairman of the Board and the President and Chief Executive Officer concerning the other named executives’ annual salaries, bonuses, stock option and restricted stock grants and fringe benefits.

In addition to its determination of the executive’s individual performance levels for 2021, the Committee compared the executive’s total compensation for 2021 to that of similarly-situated personnel in the REIT industry using the Compensation Survey described above, as well as the total compensation of executives of the Comparable REITs. The Company’s salary and bonus amounts were compared to the ranges presented for reasonableness.

Risk Management

The Committee has assessed our compensation program for the purpose of viewing and considering any risks presented by our compensation policies and practices that are likely to have a material adverse effect on us. As part of that assessment, management reviewed the primary elements of our compensation program, including base salary, annual bonus opportunities, equity compensation and severance arrangements. Management’s risk assessment included a review of the overall design of each primary element of our compensation program, and an analysis of the various design features, controls and approval rights in place with respect to compensation paid to management and other employees that mitigate potential risks to us that could arise from our compensation program. Following the assessment, management determined that our compensation policies and practices did not create risks that were reasonably likely to have a material adverse effect on us and reported the results of the assessment to the Committee.

Compensation Committee Report

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee:

William E. Mitchell (Chairman)

Jeffrey A. Carus

Matthew I. Hirsch

Stephen B. Wolgin

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Summary Compensation Table

The following Summary Compensation Table shows compensation paid by the Company for services rendered during 2021, 2020 and 2019 to the Named Executive Officers. There were no other Executive Officers during any of those years.

Name and Principal Position	Year	Salary	Bonus (6)	Stock Awards (4) (6)	Option Awards (5)	Non-equity Incentive Plan Compensation (6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total

Eugene W.	2021	$250,000	$9,615	$293,194	$296,000	$-0-	$-0-	$113,000	(1)	$961,809
Landy	2020	250,000	34,615	16,130	95,000	-0-	-0-	113,000	(1)	508,745
Chairman of the Board	2019	250,000	34,615	5,409	173,000	-0-	-0-	107,000	(1)	576,024

Samuel A. Landy	2021	649,000	24,962	2,071,376	-0-	1,412,000	-0-	74,400	(2)	4,231,737
President and Chief	2020	649,000	24,962	1,075,122	-0-	1,177,000	-0-	74,200	(2)	3,000,284
Executive Officer	2019	649,000	24,962	160,680	-0-	235,500	-0-	74,000	(2)	1,144,142

Anna T. Chew	2021	493,000	18,962	1,549,164	148,000	1,131,000	-0-	74,400	(2)	3,414,525
Vice President	2020	493,000	18,962	864,098	47,500	943,000	-0-	74,200	(2)	2,440,760
and Chief Financial Officer	2019	493,000	18,962	129,484	86,500	188,500	-0-	74,000	(2)	990,446

Craig Koster	2021	375,000	114,423	279,113	148,000	-0-	-0-	11,400	(3)	927,936
General Counsel	2020	375,000	114,423	77,550	28,500	-0-	-0-	11,200	(3)	606,673
and Secretary	2019	316,250	62,163	-0-	31,800	-0-	-0-	11,000	(3)	421,213

Brett Taft	2021	297,000	111,423	279,113	148,000	-0-	-0-	11,400	(3)	846,936
Vice President	2020	297,000	111,423	77,550	47,500	-0-	-0-	11,200	(3)	544,673
and Chief
Operating Officer	2019	270,250	70,394	-0-	63,600	-0-	-0-	11,000	(3)	415,244

(1)	Represents Director’s annual board cash retainer of $45,000 for 2021, 2020 and 2019, respectively, Director’s meeting fees of $18,000 for 2021, 2020 and 2019, respectively, and additional retirement benefit of $50,000 in 2021, 2020 and 2019, respectively.

(2)	Represents Director’s annual board cash retainer of $45,000 for 2021, 2020 and 2019, respectively, Director’s meeting fees of $18,000 for 2021, 2020 and 2019, respectively, and discretionary contributions by the Company to the Company’s 401(k) Plan allocated to an account of the named executive officer.

(3)	Represents discretionary contributions by the Company to the Company’s 401(k) Plan allocated to an account of the named executive officer.

(4)	The grant date fair values were established based on the number of shares granted and the share prices as follows: 2021, 7/14/21- $22.57; 2020, 3/25/20- $9.70; and 2019, 1/15/2019- $12.42, 4/2/2019- $13.90, 6/13/2019- $13.38, 10/3/2019- $14.39; (see table below for details). Such shares vest over five years.

(5)	The fair value of the stock options granted was established using the Black-Scholes stock option valuation model. See Annual Report on Form 10-K, Note 7 of the Notes to the Consolidated Financial Statements, for assumptions used in the model. The actual value of the options will depend upon the performance of the Company during the period of time the options are outstanding and the price of the Company’s common stock on the date of exercise.

(6)	Includes amounts paid and value of shares granted in subsequent year based upon current year’s performance.

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Pay Ratio

The following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our President and Chief Executive Officer to the median of the annual total compensation of our other employees. The median of the annual total compensation of all employees (other than our President and Chief Executive Officer) is $41,943 as of December 31, 2021. The President and Chief Executive Officer’s total compensation as an employee for 2021, which includes salary, bonus, stock awards, option awards, non-equity incentive plan compensation and all other compensation as disclosed in the summary compensation table above, was $4,231,737.

We determined our median employee based on total compensation, which we calculated as annual base pay and the value of annual cash incentives, equity awards and all other compensation paid in 2021. We did not include the CEO, any seasonal employees, contractors or other non-employee workers in our employee population. All of our employees are located in the United States and, therefore, we did not make any cost-of-living adjustments in identifying the median employee. We annualized base pay for any full-time and part-time employees who were employees of the Company as of December 31, 2021.

For 2021, the ratio of the annual total compensation of our President and Chief Executive Officer to the median of the annual total compensation of our other employees was 101 to 1. Given the different methodologies that various companies use to determine an estimate of their pay ratio, our estimated ratio should not be used as a basis for comparison between companies.

Equity Compensation Plan Information

On June 13, 2013, the shareholders approved and ratified the Company’s 2013 Stock Option and Stock Award Plan authorizing the grant to officers and key employees of options to purchase up to 3,000,000 shares of common stock. The 2013 Plan replaced the Company’s 2003 Stock Option and Award Plan, as amended, which, pursuant to its terms, terminated in 2013. On June 14, 2018, the shareholders approved and ratified an amendment and restatement (and renaming) of the Company’s Amended and Restated 2013 Incentive Award Plan (formerly 2013 Stock Option and Stock Award Plan). The amendment and restatement made two substantive changes: (1) provide an additional 2,000,000 common shares for future grant of option awards, restricted stock awards, or other stock-based awards; and (2) allow for the issuance of other stock-based awards. On June 16, 2021, the shareholders approved an amendment to provide an additional 3,000,000 common shares for future grants of awards.

The following table summarizes information, as of December 31, 2021, relating to equity compensation plans of the Company (including individual compensation arrangements) pursuant to which equity securities of the Company are authorized for issuance:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding Securities reflected in column (a))
Equity Compensation Plans Approved by Security Holders	3,323,620	$14.25	2,393,728
Equity Compensation Plans not Approved by Security Holders	N/A	N/A	N/A
Total	3,323,620	$14.25	2,393,728

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Grants of Plan-Based Awards

The following table sets forth, for the Named Executive Officers in the Summary Compensation Table, information regarding individual grants of stock options and restricted stock awards made during the year ended December 31, 2021:

Name	Grant Date	Number of Shares of Stock (1)	Number of Shares Underlying Options (2)	Exercise Price of Option Award or Fair Value Per Share at Grant Date of Stock Award	Grant Date Fair Value (3)

Eugene W. Landy	7/14/2021	-0-	100,000	$22.57	$296,000
	1/13/2021	1,500	-0-	14.78	22,170
	1/29/2021	18,437	-0-	14.70	271,024

Samuel A. Landy	1/13/2021	1,500	-0-	14.78	22,170
	1/29/2021	67,294	-0-	14.70	989,222
	3/18/2021	54,700	-0-	19.36	1,058,992

Anna T. Chew	7/14/2021	-0-	50,000	22.57	148,000
	1/13/2021	1,500	-0-	14.78	22,170
	1/29/2021	46,091	-0-	14.70	677,538
	3/18/2021	43,800	-0-	19.36	847,968

Craig Koster	7/14/2021	-0-	50,000	22.57	148,000
	1/13/2021	5,000	-0-	14.78	73,900
	1/29/2021	7,375	-0-	14.70	108,413
	3/18/2021	5,000	-0-	19.36	96,800

Brett Taft	7/14/2021	-0-	50,000	22.57	148,000
	1/13/2021	5,000	-0-	14.78	73,900
	1/29/2021	7,375	-0-	14.70	108,413
	3/18/2021	5,000	-0-	19.36	96,800

(1)	Restricted stock awards granted during fiscal year 2021 vest 20% per year over a five-year period, and all dividends earned are reinvested in restricted stock. Unrestricted stock awards of 1,500 shares to Eugene W. Landy, Samuel A. Landy and Anna T. Chew represents compensation for their service as a director. Restricted stock awards granted on January 29, 2021 vest on June 30, 2023.

(2)	These options are exercisable and vest over 5 years, 20% per year, from the date of grant.

(3)	The values of the shares underlying options were established using the Black-Scholes stock option valuation model. The following assumptions were used in the model: 7/14/2021: expected volatility of 24.67%; risk-free interest rate of 1.37%; dividend yield of 4.46%; expected life of the options of ten years; and forfeitures of $-0-. The actual value of the options will depend upon the performance of the Company during the period of time the options are outstanding and the price of the Company’s common stock on the date of exercise. The value of the shares of restricted and unrestricted stock was based on the closing price of the shares on the grant date.

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Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan-Based Awards Table was paid or awarded to our Named Executive Officers, are described above under “Compensation Discussion and Analysis” and below under “Employment Agreements.”

Outstanding Equity Awards at Year-End

The following table sets forth for the Named Executive Officers in the Summary Compensation Table, information regarding stock options and stock awards outstanding at December 31, 2021:

	Option Awards (1)				Stock Awards (2)
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares that have not Vested	Market Value of Shares that have not Vested

Eugene W. Landy					19,343	$528,652
Eugene W. Landy	100,000	-0-	$9.85	06/11/22
Eugene W. Landy	100,000	-0-	$9.82	06/24/23
Eugene W. Landy	100,000	-0-	$9.77	04/05/24
Eugene W. Landy	100,000	-0-	$15.04	04/04/27
Eugene W. Landy	100,000	-0-	$13.09	04/02/28
Eugene W. Landy	100,000	-0-	$13.90	04/02/29
Eugene W. Landy	100,000	-0-	$9.70	03/25/30
Eugene W. Landy	-0-	100,000	$22.57	07/14/31

Samuel A. Landy					198,321	$5,420,123
Samuel A. Landy	50,000	-0-	$9.82	06/24/23
Samuel A. Landy	50,000	-0-	$9.77	04/05/24
Samuel A. Landy	50,000	-0-	$14.25	01/19/27
Samuel A. Landy	50,000	-0-	$15.04	04/04/27
Samuel A. Landy	50,000	-0-	$13.09	04/02/28

Anna T. Chew					150,392	$4,110,212
Anna T. Chew	10,000	-0-	$14.25	01/19/27
Anna T. Chew	50,000	-0-	$15.04	04/04/27
Anna T. Chew	10,000	-0-	$13.09	04/02/28
Anna T. Chew	50,000	-0-	$13.90	04/02/29
Anna T. Chew	40,000	-0-	$9.70	03/25/30
Anna T. Chew	-0-	50,000	$22.57	07/14/31

Craig Koster					22,321	$610,029
Craig Koster	7,000	-0-	$9.77	04/05/24
Craig Koster	20,000	-0-	$15.04	04/04/27
Craig Koster	20,000	-0-	$13.09	04/02/28
Craig Koster	20,000	-0-	$11.42	01/02/29
Craig Koster	30,000	-0-	$9.70	03/25/30
Craig Koster	-0-	50,000	$22.57	07/14/31

Brett Taft					22,321	$610,029
Brett Taft	12,000	-0-	$9.85	06/11/22
Brett Taft	20,000	-0-	$9.77	04/05/24
Brett Taft	20,000	-0-	$15.04	04/04/27
Brett Taft	20,000	-0-	$13.09	04/02/28
Brett Taft	40,000	-0-	$11.42	01/02/29
Brett Taft	50,000	-0-	$9.70	03/25/30
Brett Taft	-0-	50,000	$22.57	07/14/31

(1)	Beginning in March 2020, all stock options awarded to employees vest 20% per year over a 5-year period. This applies to the options that expire in 2030. All other options that were previously awarded and expire prior to 2030, vest 1 year from the date of grant.

(2)	Restricted stock awards vest over 5 years, 20% per year, from the date of grant. Restricted stock awards granted on January 29, 2021, vest in June 2023. The following is the vesting schedule for the shares that have not yet vested: Mr. Eugene Landy – 248 shares and 19,095 shares in 2022 and 2023, respectively; Mr. Samuel Landy – 41,004 shares, 104,145 shares, 28,446 shares, 13,511 shares, and 11,215 shares in 2022, 2023, 2024, 2025 and 2026 respectively; Ms. Anna Chew – 32,750 shares, 75,192 shares, 22,654 shares, 10,815 shares and 8,981 shares in 2022, 2023, 2024, 2025 and 2026, respectively; Mr. Craig Koster- 3,155 shares, 10,794 shares, 3,155 shares, 3,155 shares and 2,061 shares in 2022, 2023, 2024, 2025 and 2026, respectively; and Mr. Brett Taft – 3,155 shares, 10,794 shares, 3,155 shares, 3,155 shares and 2,061 shares in 2022, 2023, 2024, 2025 and 2026, respectively. Market value is based on the closing price of our common stock on December 31, 2021 of $27.33.

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Option Exercises and Stock Vested

The following table sets forth summary information concerning option exercises and vesting of stock awards for each of the Named Executive Officers during the year ended December 31, 2021:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)*

Eugene W. Landy	100,000	$1,143,000	5,392	$130,597
Samuel A. Landy	-0-	-0-	34,983	690,922
Anna T. Chew	60,000	550,800	27,927	551,868
Craig Koster	13,000	146,410	1,056	15,682
Brett Taft	10,000	12,800	1,056	15,682

* Value realized based on the closing price of the shares on the NYSE as of the date of exercise/vesting.

Employment Agreements

The Company has an Employment Agreement with Mr. Eugene W. Landy, Founder and Chairman of the Board. Under this agreement, Mr. Landy receives an annual base compensation of $250,000 plus bonuses and customary fringe benefits, including health insurance, participation in the Company’s 401(k) Plan, stock options, five weeks’ vacation and use of an automobile. Additionally, there may be bonuses voted by the Board of Directors. The Employment Agreement is terminable by either party at any time subject to certain notice requirements. The Employment Agreement provides for aggregate severance payments of $450,000, payable to Mr. Eugene Landy upon the termination of his employment for any reason in increments of $150,000 on severance and $150,000 on the first and second anniversaries of severance. In the event of disability, Mr. Landy’s compensation will continue for a period of three years, payable monthly. In the event of death, Mr. Landy’s designated beneficiary will receive $450,000 ($100,000 thirty days after death and the balance one year after death). The Employment Agreement automatically renews each year for successive one-year periods. On April 14, 2008, the Company executed a Second Amendment to the Employment Agreement with Mr. Landy (the “Second Amendment”). The Second Amendment provides that in the event of a change in control, Eugene W. Landy shall receive a lump sum payment of $1,200,000, provided the sale price of the Company is at least $16 per share of common stock. A change of control shall be defined as the consummation of a reorganization, merger, share exchange, consolidation, or sale or disposition of all or substantially all of the assets of the Company. This change of control provision shall not apply to any combination between the Company and MREIC. Payment shall be made simultaneously with the closing of the transaction, and only in the event that the transaction closes.

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Effective as of January 1, 2018, the Company and Mr. Samuel A. Landy entered into an amended and restated three-year Employment Agreement. The Employment Agreement is renewed automatically for a new three-year term as of the first day of each calendar quarter after the effective date unless otherwise terminated. The Employment Agreement provides for Mr. Landy to receive an annual base salary of $649,000 for 2018, $649,000 for 2019 and $649,000 for 2020. For calendar years after 2020, Mr. Landy’s base salary will be set by the Compensation Committee of the Company’s Board of Directors but will be no less than his base salary for the preceding year. Mr. Landy will be eligible for annual cash bonuses based on the increase in Normalized Funds from Operations (FFO) as specified in the Employment Agreement and determined by the Compensation Committee. Mr. Landy will also be entitled to equity awards of up to 65,600 shares of restricted stock each year based on achievement of performance objectives as set forth in the Employment Agreement. In addition, Mr. Landy shall be entitled to an Annual Stock Option Award of up to 50,000 shares upon the achievement of any of the bonus categories and/or in combination with the Compensation Committee’s discretion based on but not limited to Property NOI, growth in acquisitions, same store occupancy, G&A expense management and growth of rental homes. If Mr. Landy’s employment is terminated for any reason, either involuntarily or voluntarily, including the death of Mr. Landy or termination for cause, Mr. Landy shall be entitled to the base salary plus bonuses (based upon the amount earned in the prior year) due under the Employment Agreement for the remaining term of the Employment Agreement paid as regular payroll. The Employment Agreement also provides that, upon a change of control of the Company, the Employment Agreement will automatically renew for three years from the date of the change of control. Additionally or alternatively, if a change of control occurs, Mr. Landy shall have the right to terminate the Employment Agreement and continue to receive the base salary plus any Bonuses and Restricted Stock grants he would have received under the Employment Agreement had he remained employed for the remainder of the Term. In addition, provided that Mr. Landy is actively employed by the Company as of the consummation of a change of control, Mr. Landy shall be entitled to a transaction bonus consistent with the terms of the Company’s Executive Management Transaction Bonus Plan, which shall be approved by the Compensation Committee. The Employment Agreement entitles Mr. Landy to customary fringe benefits, including vacation, life insurance and health benefits, the use of an automobile, and the right to participate in the Company’s 401(k) retirement plan. The Company expects to enter into an amended and restated employment agreement for Mr. Landy during 2022.

Effective as of January 1, 2018, the Company and Ms. Anna T. Chew, its Chief Financial Officer, entered into an amended and restated three-year Employment Agreement. The Employment Agreement is renewed automatically for a new three-year term as of the first day of each calendar quarter after the effective date unless otherwise terminated. The Employment Agreement provides for Ms. Chew to receive an annual base salary of $493,000 for 2018, $493,000 for 2019 and $493,000 for 2020. For calendar years after 2020, Ms. Chew’s base salary will be set by the Compensation Committee of the Company’s Board of Directors but will be no less than her base salary for the preceding year. Ms. Chew will be eligible for annual cash bonuses based on the Company’s achievement of certain performance objectives specified in the Employment Agreement as determined by the Compensation Committee. Ms. Chew will also be entitled to equity awards of up to 52,000 shares of restricted stock each year based on achievement of performance objectives as set forth in the Employment Agreement. In addition, Ms. Chew shall be entitled to receive an Annual Stock Option Award of up to 50,000 shares upon the achievement of any of the bonus categories and/or in combination with the Compensation Committee’s discretion based on but not limited to Property NOI, growth in acquisitions, same store occupancy, G&A expense management and growth of rental homes. If Ms. Chew’s employment is terminated for any reason, either involuntarily or voluntarily, including the death of Ms. Chew or termination for cause, Ms. Chew shall be entitled to the base salary plus bonuses (based upon the amount earned in the prior year) due under the Employment Agreement for the remaining term of the Employment Agreement paid as regular payroll. The Employment Agreement also provides that, upon a change of control of the Company, the Employment Agreement will automatically renew for three years from the date of the change of control. Additionally or alternatively, if a change of control occurs, Ms. Chew shall have the right to terminate the Employment Agreement and continue to receive the base salary plus any Bonuses and Restricted Stock grants she would have received under the Employment Agreement had she remained employed for the remainder of the Term. In addition, provided that Ms. Chew is actively employed by the Company as of the consummation of a change of control, Ms. Chew shall be entitled to a transaction bonus consistent with the terms of the Company’s Executive Management Transaction Bonus Plan, which shall be approved by the Compensation Committee. The Employment Agreement entitles Ms. Chew to customary fringe benefits, including vacation, life insurance and health benefits, the use of an automobile, and the right to participate in the Company’s 401(k) retirement plan. The Company expects to enter into an amended and restated employment agreement for Ms. Chew during 2022.

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Potential Payments upon Termination of Employment or Change-in-Control

Under the terms of the employment agreements of the Named Executive Officers, such Named Executive Officers are entitled to receive the following estimated payments and benefits upon a termination of employment or voluntary resignation (with or without a change-in-control). These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the Named Executive Officers, which would only be known at the time that they become eligible for payment and would only be payable if a termination of employment, or voluntary resignation, were to occur. The table below reflects the amount that could be payable under the various arrangements assuming that the termination of employment had occurred at December 31, 2021.

Each of the employees named in the table below have restricted stock awards and/or stock option awards which are listed in the “Outstanding Equity Awards at Year End” table previously disclosed. Restricted Stock Awards vest upon the termination of an employee due to death or disability. In addition, restricted stock awards vest on the date of an involuntary termination of employment with the Company if the employee has met the definition of Retirement. If the termination of employment is for any other reason, including voluntary resignation, termination not for cause or good reason resignation, termination for cause, or termination not for cause or good reason (after a change in control), the restricted stock awards are forfeited. Regarding the stock option awards, if the termination is for any reason other than a termination for cause, the stock option awards may be exercised until three months after the termination of employment. If the termination is for cause, the stock option awards are forfeited.

	Voluntary Resignation on 12/31/21		Termination Not for Cause or Good Reason on 12/31/21		Termination for Cause on 12/31/21		Termination Not for Cause or Good Reason (After a Change- in-Control) on 12/31/21		Disability or Death on 12/31/21

Eugene W. Landy	$450,000	(1)	$450,000	(1)	$450,000	(1)	$1,650,000	(2)	$750,000	(3)
Samuel A. Landy	5,021,500	(4)	5,021,500	(4)	5,021,500	(4)	5,021,500	(4)	5,021,500	(4)
Anna T. Chew	3,949,000	(4)	3,949,000	(4)	3,949,000	(4)	3,949,000	(4)	3,949,000	(4)

(1)	Consists of severance payments of $450,000, payable $150,000 per year for three years.

(2)	Mr. Landy shall receive a lump-sum payment of $1,200,000 in the event of a change in control, provided that the sale price of the Company is at least $16 per share of common stock. In addition, if Mr. Landy’s employment agreement is terminated, he receives severance payments of $450,000, payable $150,000 per year for three years.

(3)	In the event of a disability, as defined in the agreement, Mr. Landy shall receive disability payments equal to his base salary for a period of three years. He has a death benefit of $450,000 payable to Mr. Landy’s beneficiary.

(4)	The respective employment agreements provide for the base salaries plus bonuses (based upon the amount earned in the prior year) due for the remaining terms of the agreements. The respective employment agreements also provide for death benefits of the same amount.

The Company retains the discretion to compensate any officer upon any future termination of employment or change-in control.

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Director Compensation

During 2021, directors received a fixed annual fee of $45,000 plus $4,500 for each Board meeting attended and $600 for each Board phone meeting attended. Directors also received 1,500 shares of unrestricted stock annually as of the beginning of the year. Directors appointed to Board committees receive $1,300 for each committee meeting attended. The table below sets forth a summary of compensation received by the Company’s independent directors for the year ended December 31, 2021:

Director	Annual Board Cash Retainer	Meeting Fees	Committee Fees	Stock Awards (5)	Total Fees

Amy Butewicz	$45,000	$18,000	$600	$22,170	$85,770
Jeffrey A. Carus (1) (3)	45,000	18,000	9,000	22,170	94,170
Matthew I. Hirsch (1) (2) (4)	45,000	18,000	5,800	22,170	90,970
Michael P. Landy	45,000	18,000	-0-	22,170	85,170
Stuart Levy (2) (3)	45,000	18,000	9,700	22,170	94,870
William E. Mitchell (1) (2)	45,000	18,000	7,100	22,170	92,270
Angela Pruitt	11,250	9,000	-0-	-0-	20,250
Kenneth K. Quigley, Jr. (2) (3)	45,000	18,000	9,000	22,170	94,170
Stephen B. Wolgin (1) (3)	45,000	18,000	7,800	22,170	92,970

	$371,250	$153,000	$49,000	$177,360	$750,610

(1)	Mr. Carus, Mr. Hirsch, Mr. Mitchell (Chairman of the Compensation Committee) and Mr. Wolgin are the current members of the Compensation Committee.

(2)	Mr. Mitchell, Mr. Hirsch, Mr. Levy (Chairman of the Nominating and Corporate Governance Committee) and Mr. Quigley, Jr. are the current members of the Nominating and Corporate Governance Committee.

(3)	Mr. Levy, Mr. Carus, Mr. Quigley, Jr. (Chairman of the Audit Committee) and Mr. Wolgin are the current members of the Audit committee.

(4)	Mr. Hirsch is the Presiding Director whose role is to preside over the executive sessions of the non-management directors.

(5)	Represents a grant of 1,500 shares of unrestricted common stock to each director. The value of the shares of unrestricted stock was based on the closing price of the shares on the grant date.

As of December 31, 2021, the aggregate number of unvested restricted shares of stock held by each director was as follows: Mr. Carus – 248; Mr. Hirsch – 248; Mr. M. Landy – 248; Mr. Levy – 248; Mr. Quigley, Jr. – 248; and Mr. Wolgin – 248.

Mr. Eugene W. Landy, Mr. Samuel A. Landy and Ms. Anna T. Chew are named executive employees of the Company. As such, their director compensation is included in the Summary Compensation Table.

Pension Benefits and Nonqualified Deferred Compensation Plans

Except as provided in the specific agreements previously described, the Company has no pension or other post-retirement plans in effect for Officers, Directors or employees or a nonqualified deferred compensation plan. Payments made during 2021 for Mr. Eugene W. Landy amounted to $50,000. The Company’s employees may elect to participate in the Company’s 401(k) Plan.

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Compensation Committee Interlocks and Insider Participation

During 2021, the Compensation Committee consisted of Mr. Mitchell (Chairman of the Compensation Committee), Mr. Carus, Mr. Hirsch, and Mr. Wolgin. No member of the Compensation Committee is a current or former officer or employee of the Company. In 2021, none of our executive officers served on the compensation committee of any entity, or board of directors of any entity that did not have a compensation committee, that had one or more of its executive officers serving on our Compensation Committee. The members of the Compensation Committee did not otherwise have any relationships requiring related-party disclosure in the Company’s Proxy Statement.

COMPARATIVE STOCK PERFORMANCE

The following line graph compares the total return of the Company’s common stock for the last five years to the FTSE NAREIT All Equity REIT’s published by NAREIT and to the S&P 500 Index for the same period. The graph assumes a $100 investment in our common stock and in each of the indexes listed below on December 31, 2016 and the reinvestment of all dividends. The total return reflects stock price appreciation and dividend reinvestment for all three comparative indices. The information herein has been obtained from sources believed to be reliable, but neither its accuracy nor its completeness is guaranteed. Our stock performance shown in the graph below is not indicative of future stock performance.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There are no family relationships between any of the Directors or executive officers of the Company, except that Samuel A. Landy, President, Chief Executive Officer and a Director of the Company, and Michael P. Landy, a Director of the Company, are the sons of Eugene W. Landy, the Founder, Chairman of the Board and a Director of the Company.

There are four directors of the Company who, as of December 31, 2021, were also Directors and shareholders of Monmouth Real Estate Investment Corporation (“MREIC”). As of December 31, 2021, the Company owned a total of 2,654,844 shares of MREIC common stock, representing 2.7% of the total shares outstanding. The Company also shared one officer (Chairman of the Board) with MREIC. In March 2022, MREIC was acquired by Industrial Logistics Properties Trust (ILPT) in an all-cash merger, which resulted in the Company and MREIC’s other shareholders receiving a cash payment of $21.00 per share in cancellation of their MREIC common shares.

No director, executive officer, or any immediate family member of such director or executive officer may enter into any transaction or arrangement with the Company without the prior approval of the Board of Directors. If any such transaction or arrangement is proposed, the Board of Directors will appoint a Business Judgment Committee consisting of independent directors who are also independent of the transaction or arrangement. This Committee will recommend to the Board of Directors approval or disapproval of the transaction or arrangement. In determining whether to approve such a transaction or arrangement, the Business Judgment Committee will take into account, among other factors, whether the transaction was on terms no less favorable to the Company than terms generally available to third parties and the extent of the executive officer’s or director’s involvement in such transaction or arrangement. While the Company does not have specific written standards for approving such related party transactions, such transactions are only approved if it is in the best interest of the Company and its shareholders. Additionally, the Company’s Code of Business Conduct and Ethics, which is presented on the Company’s website at www.umh.reit, requires all directors, officers and employees to notify and report a potential or apparent conflict of interest, in the case of a Director or the principal executive officer, to the Board, in the case of any officer other than the principal executive officer, to the principal executive officer, and, in the case of an employee, to his or her supervisor. Further, to identify related party transactions, the Company submits and requires our directors and executive officers to complete director and officer questionnaires which, among other things, identify any transactions with the Company in which the director, executive officer or their immediate family members have an interest.

Mr. Eugene W. Landy, the Founder and Chairman of the Board of the Company, owns a 24% interest in the entity that is the landlord of the property where the Company’s corporate office space is located. The Company is also responsible for its proportionate share of real estate taxes and common area maintenance. On May 1, 2015, the Company renewed this lease for additional space and an additional seven-year term with monthly lease payments of $14,900 through April 30, 2020 and $15,300 through April 30, 2022. On July 1, 2017, the Company entered into a lease for additional office space adjacent to its existing corporate office space requiring monthly lease payments of $1,275 through April 30, 2020 and $1,310 through April 30, 2022. On February 14, 2018, the Company entered into a lease for additional office space adjacent to its existing corporate office space requiring monthly lease payments of $1,800 through April 30, 2020 and $1,850 through April 30, 2022. On September 23, 2019, the Company and the landlord mutually agreed to terminate all of its existing lease agreements and enter into a new lease with the landlord for the corporate space that was the subject of the May 1, 2015, lease as well as additional office space directly adjacent to its existing office space, for the period October 1, 2019 through April 20, 2027, with monthly lease payments of $23,098.27. Management believes that the aforesaid rents are no more than what the Company would pay for comparable space elsewhere.

FINANCIAL INFORMATION

The Company’s Community NOI is calculated as follows (in thousands):

	2021	2020	2019

Rental and Related Income	$159,010	$143,344	$128,611
Community Operating Expenses	(68,046)	(63,175)	(61,708)

Community NOI	$90,964	$80,169	$66,903

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The following is a reconciliation of our US GAAP Net Income (Loss) Attributable to common Shareholders to our FFO and Normalized FFO (in thousands except footnotes):

	2021	2020	2019

Net Income (Loss) Attributable to Common Shareholders	$21,249	$(29,759)	$2,566
Depreciation Expense	45,124	41,707	36,811
Loss on Sales of Investment Property and Equipment	170	216	111
(Increase) Decrease in Fair Value of Marketable Securities	(25,052)	14,119	(14,915)
Gain on Sales of Marketable Securities, net	(2,342)	-0-	-0-
FFO Attributable to Common Shareholders	39,149	26,283	24,573
Adjustments:
Redemption of Preferred Stock	-0-	2,871	-0-
Non- Recurring Other Expense(1)	1,995	-0-	634
Normalized FFO Attributable to Common Shareholders	$41,144	$29,154	$25,207

(1)

Consists of special bonus and restricted stock grants for the August 2020 groundbreaking Fannie Mae financing, which are being expensed over the vesting period ($1.8 million) and non-recurring expenses for the joint venture ($171,000) in 2021, utility billing dispute over a prior 10-year period ($375,000), emergency windstorm tree removal expenses in three communities ($179,000) and costs associated with acquisitions not completed ($80,000) in 2019.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires the Company’s Officers and Directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and greater than 10% shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company, the Company believes that, during the year ended December 31, 2021, all Section 16(a) filing requirements applicable to its Officers, Directors and greater than 10% beneficial owners were met.

OTHER MATTERS

The Board of Directors knows of no other matters other than those stated in this Proxy Statement which are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted on any such matter in accordance with the discretion of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

The Company will provide, without charge, to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of the Annual Report of the Company on Form 10-K for the year ended December 31, 2021 (as filed with the SEC), including the financial statements and schedules thereto, the Proxy Statement, a form of proxy, or future annual reports and Proxy Statements. All such requests should be directed to our Shareholder Relations Department by: (a) mail at UMH Properties, Inc., Attention: Shareholder Relations, Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, NJ 07728, (b) telephone at (732) 577-9997 or (c) email at ir@umh.com. You can also contact your broker, bank or other nominee to make a similar request.

For directions to the offices of the Company at Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, New Jersey, please contact our Shareholders Relations Department by mail, telephone or email.

46

YOUR PROXY IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES.

PLEASE VOTE AS SOON AS POSSIBLE.

SHAREHOLDER PROPOSALS

Shareholders interested in presenting a proposal for inclusion in the Proxy Statement for the 2023 Annual Meeting of shareholders may do so by following the procedures in Rule 14a-8 under the Exchange Act. To be eligible for inclusion, shareholder proposals must be received at the Company’s principal executive offices by December 6, 2022. Under our current Bylaws, nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by our shareholders at our 2023 Annual Meeting, but not included in the Company’s Proxy Statement, may be made by a person who is a shareholder of record at the time of giving notice by the shareholder and at the time of the 2023 Annual Meeting who delivers notice along with the additional information and materials required by our current Bylaws to our Secretary at the principal executive office of the Company not earlier than December 6, 2022 and not later than January 5, 2023. However, in the event that the 2023 Annual Meeting is advanced more than 30 days or delayed by more than 60 days from the first anniversary of the date of the 2022 Annual Meeting, notice by the shareholder to be timely must be received no earlier than the 120th day prior to the date of mailing of the notice for the meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the 10th day following the day on which public announcement of the date of mailing of such meeting is first made.

BY ORDER OF THE BOARD OF DIRECTORS

Eugene W. Landy
Chairman of the Board and Director

Dated: April 1, 2022

Important: Shareholders can help the Company avoid the necessity and expense of sending follow-up letters to ensure a quorum by promptly authorizing a proxy. The proxy is revocable and will not affect your right to vote in person in the event you attend the meeting. You are earnestly requested to authorize your proxy to vote your shares in order that the necessary quorum may be represented at the meeting.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

For comments and/or address changes, please send them via email to ir@umh.com

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E75697-P19293 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

UMH PROPERTIES, INC.

The Board of Directors recommends you vote FOR ALL of the Director Nominees listed below:

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
1. Election of four Class I Directors, each to serve until the 2025 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified.	☐	☐	☐	______

Nominees:

01) Amy Lynn Butewicz
02) Michael P. Landy
03) William E. Mitchell
04) Kiernan Conway

The Board of Directors recommends you vote FOR Proposal 2:

3. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Each Proposal is a separate and independent Proposal and no Proposal is conditioned upon adoption or approval of any other Proposal.

NOTE: When properly executed, this proxy will be voted in the manner directed herein by the undersigned Shareholder(s). If this proxy is properly executed but no direction is given, the votes entitled to be cast by the undersigned will be cast (i) FOR the election of the four nominees listed above as Directors of the Company; (ii) FOR the ratification of the appointment of PKF O'Connor Davies, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2022; and (iii) in the discretion of the proxy holders on any other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon and date. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date